EXECUTION COPY

EXHIBIT 10.31



                      SERIES B PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT



                             DATAMETRICS CORPORATION



                          Dated as of December 30, 2005

                                                 TABLE OF CONTENTS


SECTION 1.            DEFINITIONS.................................................................................2

SECTION 2.            AUTHORIZATION: PURCHASE AND SALE............................................................8
         2.1.         Authorization...............................................................................8
         2.2.         Sale and Purchase of the Preferred Shares and the Warrant...................................8

SECTION 3.            CLOSING, PAYMENT AND DELIVERY...............................................................9
         3.1.         Initial Closing Date........................................................................9
         3.2.         Additional Closing Date.....................................................................9

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................9
         4.1.         Organization and Standing; Amended Certificate and Bylaws..................................10
         4.2.         Subsidiaries...............................................................................10
         4.3.         Corporate Power............................................................................10
         4.4.         Authorization..............................................................................11
         4.5.         SEC Documents; Agreements; Financial Statements; Other Information.........................12
         4.6.         Capitalization.............................................................................12
         4.7.         Contracts..................................................................................13
         4.8.         Financial Information/Taxes................................................................13
         4.9.         Absence of Certain Changes.................................................................15
         4.10.        Litigation.................................................................................16
         4.11.        Title to Properties; Liens and Encumbrances................................................17
         4.12.        Leases.....................................................................................17
         4.13.        Acknowledgement of Dilution................................................................17
         4.14.        Intellectual Property......................................................................17
         4.15.        Registration Rights; Rights of Participation...............................................19
         4.16.        Solicitation; Other Issuances of Securities................................................19
         4.17.        Issuance Taxes.............................................................................20
         4.18.        Fees.......................................................................................20
         4.19.        Offering...................................................................................20
         4.20.        Compliance with Other Instruments..........................................................20
         4.21.        Employees..................................................................................21
         4.22.        Insurance..................................................................................22
         4.23.        Merger/Sale Discussions....................................................................23
         4.24.        Business of the Company....................................................................23
         4.25.        Sufficient Assets..........................................................................23
         4.26.        Environmental, Safety and Health Laws......................................................23
         4.27.        Applicability of, and Compliance With, Other Laws..........................................23
         4.28.        Permits....................................................................................24
         4.29.        Exchange Act Registration; Listing.........................................................24
         4.30.        Investment Company Status..................................................................24
         4.31.        Sarbanes-Oxley Act; Internal Controls and Procedures.......................................24
         4.32.        United States Real Property Holding Corporation............................................25
         4.33.        Section 83(b) Elections....................................................................25
         4.34.        Foreign Corrupt Practices Act..............................................................25

         4.35.        Embargoed Person...........................................................................25
         4.36.        Books and Records..........................................................................25
         4.37.        Use of Proceeds............................................................................26
         4.38.        Disclosure.................................................................................26
         4.39.        Anti-Takeover Provisions...................................................................26
         4.40.        Solvency...................................................................................26

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................27
         5.1.         Authority; Enforceability..................................................................27
         5.2.         Accredited Investor........................................................................27
         5.3.         Information................................................................................27
         5.4.         Limitations on Disposition.................................................................27
         5.5.         Legend.....................................................................................28
         5.6.         Reliance on Exemptions.....................................................................28
         5.7.         Restricted Securities......................................................................28
         5.8.         Address....................................................................................29

SECTION 6.            COVENANTS OF THE COMPANY...................................................................29
         6.1.         Filings....................................................................................29
         6.2.         Corporate Existence........................................................................30
         6.3.         Reservation of Common Stock................................................................31
         6.4.         Limitation on Debt and Liens...............................................................31
         6.5.         Issuance Limitation........................................................................32
         6.6.         Right of Participation.....................................................................32
         6.7.         Certain Transactions.......................................................................32
         6.8.         Transactions with Affiliates...............................................................32
         6.9.         Use of Purchaser's Name....................................................................32
         6.10.        Company's Instructions to Transfer Agent...................................................33
         6.11.        No Adverse Action..........................................................................33
         6.12.        Limitations on Disposition.................................................................33
         6.13.        Listing....................................................................................34
         6.14.        Maintenance of Properties and Leases.......................................................34
         6.15.        Accounts and Records.......................................................................34
         6.16.        Compliance with Requirements of Governmental Authorities...................................34
         6.17.        Insurance..................................................................................35
         6.18.        Directors and Officers Insurance...........................................................35
         6.19.        Executive Officers.........................................................................35
         6.20.        Use of Proceeds............................................................................35
         6.21.        Compliance by Subsidiaries.................................................................35
         6.22.        Indemnification of Purchaser...............................................................35
         6.23.        No Integrated Offerings....................................................................36
         6.24.        Board of Directors.........................................................................36
         6.25.        Financial Covenants........................................................................36
         6.26.        Compliance Certificates....................................................................37
         6.27.        SEC Filings................................................................................37
         6.28.        Franchise Tax..............................................................................37

SECTION 7.            CONDITIONS TO INITIAL CLOSING OF PURCHASER.................................................38
         7.1.         Representations and Warranties.............................................................38
         7.2.         Performance................................................................................38
         7.3.         Restructuring..............................................................................38
         7.4.         Certificate of Designations................................................................38
         7.5.         Officers' Certificate......................................................................38
         7.6.         Secretary's Certificate....................................................................38
         7.7.         Incumbency Certificate.....................................................................39
         7.8.         Opinion of Company Counsel.................................................................39
         7.9.         Investment Documents.......................................................................39
         7.10.        Preferred Shares and Warrant...............................................................39
         7.11.        Consent of Commerce Bank, N.A..............................................................39
         7.12.        Legal Investment...........................................................................39
         7.13.        Qualifications.............................................................................39
         7.14.        Proceedings and Documents..................................................................39
         7.15.        Good Standing Certificates.................................................................39
         7.16.        Preemptive Rights..........................................................................40
         7.17.        No Material Adverse Change.................................................................40
         7.18.        Quotation..................................................................................40
         7.19.        Reserved Shares............................................................................40
         7.20.        No Prohibition.............................................................................40

SECTION 8.            CONDITIONS TO INITIAL CLOSING OF COMPANY...................................................40
         8.1.         Representations and Warranties.............................................................40
         8.2.         Performance................................................................................40
         8.3.         Investment Documents.......................................................................40
         8.4.         Incumbency Certificate.....................................................................40

SECTION 9.            CONDITIONS TO EACH ADDITIONAL CLOSING OF COMPANY AND PURCHASER.............................41
         9.1.         Conditions of Purchaser....................................................................41
         9.2.         Conditions of Company......................................................................42

SECTION 10.           MISCELLANEOUS..............................................................................42
         10.1.        Governing Law..............................................................................42
         10.2.        Survival...................................................................................43
         10.3.        Successors and Assigns.....................................................................43
         10.4.        Entire Agreement; Amendment................................................................43
         10.5.        Notices, etc...............................................................................43
         10.6.        Delays or Omissions........................................................................44
         10.7.        Fees and Expenses..........................................................................44
         10.8.        Exchanges: Lost, Stolen or Mutilated Certificates..........................................44
         10.9.        Indemnification............................................................................44
         10.10.       Remedies...................................................................................45
         10.11.       Titles and Subtitles.......................................................................46
         10.12.       Counterparts; Facsimiles...................................................................46
         10.13.       No Strict Construction.....................................................................46
         10.14.       Rules of Usage.............................................................................46

SCHEDULES AND EXHIBITS

Schedule I (a)    Initial Closing

Schedule I (b)    Additional Closing

Schedule II       Schedule of Exception/Disclosures

Exhibit I Certificate of Designations, Preferences and Rights of Series B Preferred Stock

Exhibit II        Common Stock Purchase Warrant

Exhibit III       Capitalization Table

Exhibit IV        Registration Rights Agreement

Exhibit V         Form of Opinion

Exhibit VI        Compliance Certificate

Exhibit VII       Form of Secured Promissory Note

Exhibit VIII      Budget

      This SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of December 30, 2005 (the "Execution Date") between DATAMETRICS CORPORATION, a Delaware corporation (the "Company") and SG DMTI CAPITAL LLC, a Delaware limited liability company ("Purchaser").

                                   WITNESSETH

      WHEREAS, the Company has undertaken to restructure its debts and liabilities (the "Restructuring");

      WHEREAS, the Company owes $2.9 million plus accrued interest to DMTR, LLC, a Delaware limited liability company ("DMTR"), pursuant to a senior bank loan assigned to DMTR from Branch Banking and Trust Company, certain bridge financings assigned to DMTR and a line of credit provided to the Company by DMTR;

      WHEREAS, in conjunction with the Restructuring, the Company has asked DMTR to convert its debt into 244,736,145 shares of Common Stock of the Company;

      WHEREAS, certain shareholders of the Company hold an aggregate of 892,652 shares of the Series A preferred stock of the Company convertible into 48,947,229 shares of Common Stock of the Company;

      WHEREAS, Purchaser holds certain promissory notes issued by the Company in an aggregate principal amount of $499,563 plus accrued interests (collectively, the "Notes");

      WHEREAS, Purchaser holds a $200,000 secured promissory note issued by the Company (the "Bridge Note");

      WHEREAS, Purchaser, on the Initial Closing Date (as defined below), will cancel the Bridge Note (the accrued interests on the Bridge Note as of the Initial Closing Date will remain due and payable by the Company);

      WHEREAS, in exchange for a wire transfer of $300,000 from Purchaser, the Company will issue to Purchaser a new secured promissory note in the amount of $500,000 (the "Secured Note");

      WHEREAS, part of the proceeds received in exchange for the Secured Note will be used by the Company to pay the accrued interests on the Bridge Note, the Notes and certain other fees relating to the Investment (as defined below) or the Restructuring;

      WHEREAS, this Agreement is contingent to the Restructuring and the transactions contemplated therein;

      WHEREAS, Purchaser has agreed to invest the dollar amounts in the Company identified in Schedule I attached hereto in return for the issuance by the Company to Purchaser of shares (the "Preferred Shares") of the Company's Series B Preferred Stock, identified in such Schedule I, and the issuance by the Company to Purchaser of warrants for shares of common stock of the Company (the "Warrant"); and

      WHEREAS, the Company and Purchaser wish to set forth their agreement as to the terms and conditions of the purchase and sale of the Preferred Shares and the Warrant (the "Investment"); and

      WHEREAS, the Company has agreed to effect the registration of the Warrant Shares pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit IV (the "Registration Rights Agreement").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                   SECTION 1
                                   DEFINITIONS

      As used in this Agreement, capitalized terms shall have the respective meanings set forth below or in the Section of this Agreement referred to below:

      Additional Closing shall have the meaning set forth in Section 3.2.

      Additional Closing Date shall have the meaning set forth in Section 3.2.

      Affiliate shall mean, as to any Person, any other Person (other than a subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person of the first part, (b) which beneficially owns or holds five percent (5%) or more of any class of the voting stock of such Person of the first part or (c) five percent (5%) or more of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interests) of which is beneficially owned or held by such Person of the first part or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Agreement shall have the meaning set forth in the Preamble hereof.

      Bridge Note shall have the meaning set forth in the Preamble hereof.

      Budget shall have the meaning set forth in Section 6.25(a).

      Business Day shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

      Bylaws shall mean the bylaws of the Company.

      Capital Stock shall mean (a) as to any Person that is a corporation (i) the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock of such Person, (ii) any rights, options or warrants to purchase any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of such Person, and
(iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of such Person, including options and warrants; and (b) as to any Person that is not a corporation or an individual
(i) the ownership interests in such Person (however evidenced), including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person and (ii) any rights, options, warrants or securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any such ownership interests in such Person, including options and warrants.

      Certificate of Designations shall mean the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company to provide for the issuance and the rights, preferences and privileges of the Preferred Shares (attached hereto as Exhibit I).

      Code shall mean the Internal Revenue Code of 1986, as amended.

      Common Stock shall mean (a) all classes of the common stock of the Company, (b) any other Capital Stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and (c) any other securities into which or for which any of the securities described in clause (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

      Commission shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

      Company shall have the meaning set forth in the Preamble hereof.

      Company Affiliate shall mean an Affiliate of the Company.

      Company Intellectual Property shall mean all Intellectual Property that is owned or held by or on behalf of the Company or that is being, or has been, used, or is currently under development for use, in the business of the Company as it has been, is currently or is currently planned to be conducted.

      Competitor shall mean a Person conducting operations or providing services, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in the business of designing, developing and manufacturing ruggedized(TM) IT hardware including, but not limited to, computers, workstations, VME chassis/enclosures (Versa Module Europa bus) and peripherals including disk drives, keyboards, monitors printers, tape drives, trackballs and custom designed devices.

      Debt as to any Person at any time, shall mean: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are (i) not past due by more than 90 days or (ii) being disputed in good faith by the Company; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

      Disclosure Documents shall mean all SEC Documents filed by the Company at least three (3) Business Days prior to the Execution Date via the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR) in accordance with the requirements of the Exchange Act.

      DMTR means DMTR, LLC, a Delaware limited liability company.

      DTC shall have the meaning set forth in Section 6.10

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

      Exercise Price shall have the meaning set forth in the Warrant.

      Execution Date shall have meaning specified in the Preamble hereof.

      GAAP shall mean generally accepted accounting principles of the United States of America, consistently applied.

      Governmental Authority shall mean any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

      Governmental Requirement shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

      Intellectual Property shall mean all tangible or intangible proprietary information and materials, including without limitation:

      (a) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all resistances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship and copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all software and firmware (including data, databases and related documentation) and (vii) all rights appurtenant to any of the foregoing;

      (b) all documents, records and files relating to, and tangible embodiments of, all intellectual property described in clause (a) above; and

      (c) all licenses, agreements and other rights in any third party product or any third party intellectual property described in clause (a) above, other than any "off the shelf' third party software or related intellectual property.

      Initial Closing shall have the meaning set forth in Section 3.1(a).

      Initial Closing Date shall have the meaning set forth in Section 3.1(a).

      Investment Documents shall mean this Agreement, the Warrant, the Registration Rights Agreement, the Bridge Note, the Secured Note and all other documents executed in connection with the Restructuring or any the foregoing, under which, upon execution thereof, the Company or any Related Party shall have any obligation to Purchaser, all in the respective forms thereof as executed and as amended from time to time.

      Investment shall have the meaning set forth in the Recitals hereof.

      Investment Company Act has the meaning specified in Section 4.30 hereof.

      Key Employees shall mean each executive-level employee as well as each employee whose annual salary equals or exceeds $100,000.

      Lien shall mean with respect to any Property, any mortgage or mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      Majority Stockholder Consent shall have the meaning specified in Section
7.3 hereof.

      Material Adverse Effect shall mean any change, occurrence or event that has had or could reasonably be expected to have a material adverse effect on the business, properties, operations, prospects, assets, liabilities or condition (financial or otherwise) or operating results of the Company and its Subsidiaries, if any, taken as a whole.

      Material Contracts shall mean, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

      NASD shall mean the National Association of Securities Dealers, Inc.

      Notes shall have the meaning specified in the Preamble hereof.

      Pari Passu Securities shall mean any securities ranking by their terms pari passu with the Preferred Stock in respect of payment of dividends, redemption or distribution upon liquidation.

      Permitted Debt shall mean the following:

      (a) the Bridge Note;

      (b) the Secured Note;

      (c) Debt that is outstanding on the Execution Date as disclosed on
Schedule II hereto;

      (d) Debt consisting of a working capital credit facility provided by a bank or other financial institution that is secured only by the Company's accounts receivable and/or inventory; and

      (e) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or its Subsidiaries other than the assets so leased.

      Permitted Lien shall mean (i) liens securing the payment of taxes, and other government charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, (ii) restrictions, easements, and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment of the properties of the Company in the normal course of business as presently conducted or materially impair the value of such assets for the purpose of such business, (iii) liens imposed by laws, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' liens and other similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (iv) liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of indebtedness), leases (to the extent permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business, (v) the UCC-1 financing statements securing the Bridge Note, and (vi) the UCC-1 financing statements to be filed to secure the Secured Note.

      Person shall mean any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, or government (or any agency or political subdivision thereof), or any other entity.

      Preferred Shares shall have the meaning set forth in the Recitals hereto.

      Preferred Stock shall mean (a) the Series B Preferred Stock, (b) all other classes and series of the preferred stock of the Company, (c) any other Capital Stock of the Company, however designated, authorized on or after the date hereof, which shall be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and (d) any other securities into which or for which any of the securities described in clause (a), (b) or (c) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

      Property shall mean property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

      Publicly Available Software shall mean each of (a) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or pursuant to similar licensing and distribution models, and (b) any software that requires as a condition of use, modification, or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no or minimal charge.

      Registration Rights Agreement has the meaning specified in the Recitals hereof.

      Registrable Securities shall have the meaning set forth in the Registration Rights Agreement.

      Related Party shall mean (i) any officer, director or Key Employee of the Company, (ii) any holder of five percent (5%) or more of any class of Capital Stock of the Company, (iii) any member of the immediate family of any such officer, director, employee or shareholder or (iv) any entity controlled by any such officer, director, employee or shareholder or a member of the immediate family of any such officer, director, employee or shareholder.

      Reserved Amount shall have the meaning specified in Section 6.3 hereof.

      Restated Certificate of Incorporations shall mean the Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on April 15, 1987 and as amended to date.

      Restructuring shall have the meaning specified in the Recitals hereof.

      Rule 144 means Rule 144 under the Securities Act, or any successor provision.

      SEC Documents shall have the meaning specified in Section 4.5 hereof.

      Secured Note shall have the meaning set forth in the Preamble hereof and be in the form attached hereto as Exhibit VII.

      Securities shall mean the Preferred Shares, the Warrant and the Warrant Shares collectively.

      Securities Act shall mean the Securities Act of 1933, as amended from time to time.

      Senior Securities shall mean (i) any Debt issued or assumed by the Company and (ii) any securities of the Company which by their terms have a preference over the Series B Preferred Stock in respect of payment of dividends, redemption or distribution upon liquidation.

      Series B Preferred Stock shall mean the Series B Preferred Stock of the Company.

      Shares shall mean all shares of Capital Stock of the Company held by Purchaser, including, without limitation, all Preferred Shares and Warrant Shares.

      Stock Plan shall have the meaning set forth in Section 4.6(b).

      Subsequent Placement shall mean the issuance, sale, exchange, or agreement or obligation to issue, sell or exchange or reserve, or agreement to or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Company, including without limitation shares of preferred stock, (iii) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (i) through (iii).

      Subsidiary shall mean, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

      Termination Date shall mean the date on which there are no Warrant outstanding.

      Warrant shall have the meaning set forth in the Preamble hereto.

      Warrant Shares shall mean, at any time, shares of Common Stock (i) issued and then outstanding upon exercise of the Warrant and (ii) issued and then outstanding or issuable in respect of the Common Stock referred to in clauses
(i) of this definition upon any stock split, stock dividend, recapitalization or similar event.



                                   SECTION 2.
                        AUTHORIZATION: PURCHASE AND SALE

      2.1. Authorization. The Company has authorized (i) the issuance of the Preferred Shares to Purchaser, such shares having the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions set forth in the Certificate of Designations, and (ii) the issuance of the Warrant to Purchaser.

      2.2. Sale and Purchase of the Preferred Shares and the Warrant.

      (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Certificate of Designations in the form attached hereto as Exhibit I.

      (b) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Company hereby (i) agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase, at a price per share of $1.00, from the Company at the Initial Closing (as defined below), that number of Preferred Shares, as is set forth opposite the name of Purchaser on Schedule I (a) and (ii) agrees to issue and sell to Purchaser and Purchaser hereby purchases from the Company at the Initial Closing, a Warrant to purchase such number of Warrant Shares as is set forth and described opposite Purchaser's name on Schedule I (a). The purchase price of the Preferred Shares and the Warrant being purchased by Purchaser is set forth opposite its name on such Schedule I (a).

      (c) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Company hereby (i) agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company at the Additional Closings (as defined below), that number of Preferred Shares as is set forth opposite the name of Purchaser on Schedule I (b). The purchase price of the Preferred Shares being purchased by Purchaser is set forth opposite its name on such Schedule I (b).

                                   SECTION 3.
                          CLOSING, PAYMENT AND DELIVERY

      3.1. Initial Closing Date. The initial closing of the purchase and sale of the Preferred Shares and Warrant hereunder in the amounts set forth in Section 2.2(b) hereof (the "Initial Closing") shall take place remotely via the exchange of documents and signatures, on such place and time as shall have been agreed to by the Company and Purchaser. The Initial Closing will be deemed to occur when
(A) this Agreement and the other Investment Documents have been executed and delivered by the Company and by Purchaser, (B) each of the conditions to the Initial Closing described in Sections 6 and 7 hereof has been satisfied or waived by the Company or Purchaser, as appropriate, (C) Purchaser will pay the purchase price therefor to the Company by (i) canceling and delivering the Notes to the Company and (ii) allocating part of the interests due on the Notes to the purchase price to attain the amount set forth in Schedule 1(a) (the balance of the remaining accrued interests due on the Notes will remain due and payable by the Company), and (D) the Company shall have delivered duly executed certificates representing the Preferred Shares and the Warrant being purchased by Purchaser. The Date on which the Initial Closing occurs is referred to herein as the "Initial Closing Date." 3.2. Additional Closing Date. The additional closings for the purchase and sale of the Preferred Shares in the amounts set forth in Section 2.2(c) hereof (each, an "Additional Closing") shall take place remotely via the exchange of documents and signatures, on such place and time as shall have been agreed to by the Company and Purchaser. Each Additional Closing will be deemed to occur when (A) each of the conditions to the Additional Closings described in Section 9 has been satisfied or waived by the Company or Purchaser, as appropriate, (B) Purchaser will pay the purchase price therefor to the Company by wire transfer of funds to the account of the Company, and (C) the Company shall have delivered duly executed certificates representing the Preferred Shares being purchased by Purchaser. The Date on which an Additional Closing occurs is referred to herein as an "Additional Closing Date."

                                   SECTION 4.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as expressly set forth on Schedule II, the Company hereby makes the following representations and warranties to Purchaser. Schedule II shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and any exceptions or disclosures in any section or subsection in Schedule II shall qualify other sections and subsections of this Section 4 only to the extent that it is readily apparent from a reading of such exception or disclosure that such exception or disclosure is applicable to such other sections and subsections.

      4.1. Organization and Standing; Amended Certificate and Bylaws.

      (a) The Company was incorporated under the laws of the State of Delaware on September 5, 1980.

      (b) Except for approximately $68,000 of late franchise tax for 2003 and 2004 due by the Company to the Secretary of State of the State of Delaware, each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power to own the properties owned by it and to conduct the business as it is being conducted by it. Each of the Company and each of its Subsidiaries is duly qualified and registered to do business in and is in good standing in every state in which the Property owned by it or the nature of its activities requires that it be so qualified and registered, except where the failure to be so qualified or registered would not reasonably be expect to have a Material Adverse Effect.

      (c) The Company has made available to Purchaser true, correct and complete copies of the Restated Certificate of Incorporation and Bylaws of the Company, and all amendments thereto through and including the Initial Closing Date and copies of the minutes of all Board of Directors, Committees of the Board, and shareholder meetings of the Company.

      4.2. Subsidiaries. The Subsidiaries are set forth in Schedule II. Except as otherwise set forth on Schedule II, the Company does not own of record or beneficially any Capital Stock or equity interest or investment in any other corporation, partnership, association or business entity, and, except as otherwise stated, each of the representations and warranties set forth in this
Section 4 is also made by the Company with respect to each such Subsidiary as if such Subsidiary were the "Company" and Schedule II shall apply to each such Subsidiary in the same manner as if such subsidiary were the "Company."

      4.3. Corporate Power. The Company has the requisite corporate power and authority to adopt and file the Certificate of Designations and perform its obligations thereunder and to enter into this Agreement and the other Investment Documents. The Company has the requisite corporate power and authority to sell and issue the Preferred Shares and Warrant in accordance with the terms hereof and thereof and to issue the Warrant Shares upon exercise of the Warrant. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other Investment Documents, and for the adoption and filing of the Certificate Designations, has been taken prior to the Initial Closing and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than (i) such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement, (ii) the filing of a Form D with the Commission and any applicable state securities departments as provided in
Section 6.1 hereof, and (iii) the notification to the NASD of the offering of the Securities), or any other person or entity is required. The Board of Directors has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Investment Documents (including without limitation the issuance of the Warrant Shares in accordance with the terms of the Warrant), are in the best interests of the Company. The Company does not have any shareholder rights plan, "poison pill" or other anti-takeover plans or similar anti-takeover arrangements or provisions under its Amended Certificate or Bylaws. The Majority Stockholder Consent (i) has been duly executed and delivered to the Company by holders of securities of the Company representing a majority of the voting power of the Company's outstanding securities, (ii) constitutes the valid and binding action of the stockholders of the Company, subject only to the compliance by the Company with the provisions of Regulation 14C under the Exchange Act, and (iii) has not been amended or superseded.

      4.4. Authorization.

      (a) This Agreement and the other Investment Documents are each a valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, now or hereafter in effect, relating to or affecting the rights, powers, privileges, remedies or interests of creditors generally, (ii) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise or (iii) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief. The execution and delivery by the Company of this Agreement and the other Investment Documents and compliance herewith and therewith, and the issuance and sale of Securities will not with or without notice or the passage of time or both result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any Governmental Requirement applicable to the Company or any of its Subsidiaries, the Company's Restated Certificate of Incorporation (both before and after giving effect to the Certificate of Designations) or Bylaws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its Property is bound, or may be affected, or result in the creation of Lien upon any of the Properties or assets of the Company pursuant to any such term or give to any other Person the right to accelerate the time for performance of any obligation of the Company, which in any case will have a Material Adverse Effect. No shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of Securities.

      (b) The issuance, sale and delivery of the Preferred Shares by the Company have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered and paid for as contemplated by this Agreement, each Preferred Share will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

      (c) The issuance, sale and delivery by the Company of the Warrant have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered and paid for as contemplated by this Agreement, the Warrant will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

      (d) The issuance, sale and delivery by the Company of the Warrant Shares have been duly authorized by all requisite corporate action of the Company. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrant, and when so issued, sold and delivered in accordance with the terms of the Warrant, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

      4.5. SEC Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and, except as disclosed on Schedule II, has timely filed (subject to any permitted extensions for which the Company has timely filed) with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2003 (collectively, the "SEC Documents"). The Company is not aware of any event occurring or expected to occur on or prior to the Initial Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Current Report on Form 8-K after the Initial Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as described on Schedule II, all documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth on Schedule II, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. The financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The financial statements included in the SEC Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

      4.6. Capitalization.

      (a) Exhibit III contains a true and correct list of all Capital Stock and securities (including outstanding warrants, options, agreements, convertible securities or other commitments to which the Company is or may become obligated to issue any shares of its Capital Stock or other securities) of the Company (including the amounts thereof) outstanding immediately prior to the Initial Closing, and the holders of any interest in such Capital Stock and securities. Upon the Initial Closing, the Company's authorized Capital Stock will consist of
(i) 800,000,000 shares of Common Stock, of $0.01 par value each, of which 32,631,486 shares will be issued and outstanding on the date hereof and 386,314,860 shares will be reserved for issuance upon execution of the Warrant;
(ii) 40,000,000 of preferred stock, of which 1,500,000 shall be shares of Series B Preferred Stock, of $0.001 par value each, of which upon the Initial Closing, 500,000 will be issued and outstanding. Upon consummation of the Initial Closing, all issued and outstanding shares of Capital Stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, will be owned of record and to the knowledge of the Company beneficially by the shareholders and in the amounts set forth in Exhibit III and, assuming the accuracy of the representations and warranties of Purchaser in
Section 5 of this Agreement, will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Except as set forth in Schedule II, immediately prior to the Initial Closing there were, and upon the Initial Closing there will be, no preemptive or similar rights to purchase or otherwise acquire shares of Capital Stock of the Company pursuant to any provision of law, the Restated Certificate of Incorporation, Certificate of Designations or Bylaws of the Company, or any agreement to which the Company is a party, or to the Company's knowledge otherwise; there was, and upon the Initial Closing there will be, no agreement, restriction or encumbrance to which the Company is a party with respect to the sale or voting of any shares of the Company's Capital Stock (whether outstanding or issuable upon conversion or exercise or outstanding securities), except as contemplated by this Agreement, the Amended Certificate and the Investment Documents. To the Company's knowledge, no holder of Common Stock has granted any option or other right to purchase from such shareholder any interest in any share of Common Stock. The Company does not hold any shares of its Capital Stock in its treasury.

      (b) The Company has reserved 60,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2005 Stock Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "Stock Plan"). Of such reserved shares of Common Stock, except as set forth in Schedule II, no shares have been issued pursuant to restricted stock purchase agreements, no options to purchase any shares have been granted and are currently outstanding, and 60,000,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

      4.7. Contracts.

      (a) Schedule II sets forth a true and correct list of all Material Contracts.

      (b) A copy of each of the Material Contracts has been made available to Purchaser. No event has occurred and no condition exists which with notice or the passage of time or both would constitute a material default under any such Material Contract. To the Company's knowledge, no party to any such Material Contract has threatened to terminate or has any intentions of terminating its obligations thereunder.

      4.8. Financial Information/Taxes.

      (a) The financial condition of the Company and each of its Subsidiaries is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described on Schedule II, since October 31st, 2005, there has occurred no (i) material adverse change to the Company's business, operations, properties, financial condition, or results of operations or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP or applicable law.

      (b) The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (subject to any extensions for which the Company or its Subsidiary (as the case my be) has timely filed) all tax returns required to be filed by it and such returns are complete and accurate in all material respects and (ii) have paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the Disclosure Documents.

      (c) Except as described on Schedule II, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, any state securities commission or other Governmental Authority. (d) There are no Liens on the assets of the Company for unpaid taxes, except for Liens relating to taxes that are not yet due and payable.

      (e) The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by GAAP.

      (f) The Company (i) is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to taxes; (ii) is not required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method which affects any taxable year ending after the Closing Date, or has any application pending to effect such a change of accounting method; and (iii) is not obligated to make any payments and is not a party to any agreement that could make it obligated to make payments, which will not be deductible under
Section 280G of the Code.

      (g) Consummation of the transactions contemplated by this Agreement, the Investment Documents or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use any net operating losses in full to offset any taxable income it may have.

      (h) Except as may be disclosed in the Disclosure Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

      (i) To the Company's knowledge, there is no liability of any tax to be imposed upon its Properties or assets as of the Execution Date that is not adequately provided for.

      For purposes of this Section, "tax" or "taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

      4.9. Absence of Certain Changes. Except as provided in Schedule II and except for transactions in the ordinary course of business, since October 31st, 2005, the Company has not:

      (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

      (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business since inception;

      (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

      (d) declared or made any payment or distribution of cash or other Property to stockholders with respect to its Capital Stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its Capital Stock;

      (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any liens, charge or other encumbrance, except for Permitted Liens;

      (f) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

      (g) sold, assigned or transferred any of the Company Intellectual Property, or disclosed any proprietary confidential information to any Persons except in the ordinary course of business or, with respect to any disclosure of any Company Intellectual Property, pursuant to a non-disclosure agreement;

      (h) suffered any substantial losses, or compromised or waived any rights of material value or any material debt owed to the Company, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

      (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

      (j) made capital expenditures or commitments therefor that aggregate in excess of $10,000;

      (k) made charitable contributions or pledges;

      (l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

      (m) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

      (n) experienced any change in the condition, assets, liabilities, prospects or business of the Company from that shown on the Disclosure Documents, either individually or in the aggregate, that had or could reasonably be expected to have a Material Adverse Effect;

      (o) suffered any loss of, or material order cancellation by, any customer of the Company that could reasonably be expected to result in a Material Adverse Effect;

      (p) had any customer or supplier of the Company materially reduce or threatened to terminate or materially reduce its purchases from, or provision of products or services to, the Company, as the case may be;

      (q) became aware of any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect;

      (r) had any resignation or termination of employment of any officer or any other Key Employee of the Company;

      (s) made any loans or guarantees to or for the benefit of any Related Party or Company Affiliate, other than travel advances and other advances made in the ordinary course of its business;

      (t) entered into any other material transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; or

      (u) effected any two or more events of the foregoing kind, which in the aggregate would have a Material Adverse Effect on the Company.

      4.10. Litigation. Except as provided in Schedule II, there are neither pending nor to the Company's knowledge threatened any actions, suits, claims, investigations or legal or administrative or arbitration proceedings, whether or not purportedly on behalf of the Company or any of its Subsidiaries, to which the Company is or may be named as a party or to which the Company's Property is or may be subject, whether at law or in equity, whether civil or criminal in nature or whether before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the best of the Company's knowledge, there is no basis for any such actions, suits, claims, investigations or legal or administrative or arbitration proceedings, in which an unfavorable outcome, ruling or finding in any such matter or for more than one of such matters, taken together, could be reasonably expected to have a Material Adverse Effect. The Company has no knowledge of any unasserted claim against it, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted could reasonably be expected to have a Material Adverse Effect. There are no orders, judgments, or decrees of any court or governmental agency, which, to the best knowledge of the Company, apply to it.

      4.11. Title to Properties; Liens and Encumbrances. Schedule II sets forth all real property owned by the Company or any of its subsidiaries. The Company and its subsidiaries have good and marketable title to all personal Property and good and marketable title in fee simple to all real Property owned by them, in each case free and clear of any Liens, except Permitted Liens.

      4.12. Leases. Set forth in Schedule II is a correct and complete list of all leases (including, with respect to each lease, the material provisions of such lease, including the term, the amount of rent called for and a description of the leased Property) under which the Company or any of its Subsidiaries is a lessee other than leases of personal Property requiring rental payments of less than $5,000 per year. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and, to the Company's knowledge, none of them are in default in any respect, and to the Company's knowledge no event has occurred and no condition exists which with notice or the passage of time or both would constitute such a default.

      4.13. Acknowledgement of Dilution. The Company acknowledges that the issuance of the Warrant Shares upon exercise of the Warrant may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Warrant Shares in accordance with the terms of the Warrant is unconditional regardless of the effect of any such dilution.

      4.14. Intellectual Property.

      (a) Schedule II lists (i) all of the Company Intellectual Property (other than trade secrets and confidential business information) and (ii) all licenses (in and out), sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company Intellectual Property or exercise any rights with respect thereto (other than licenses arising from the purchase of "off the shelf' or other standard products which need not be listed on Schedule II).

      (b) Each item of Company Intellectual Property is either (i) owned solely by the Company free and clear of any Liens except for Permitted Liens or (ii) rightfully used and authorized for use by the Company pursuant to a valid and enforceable written license. All of the Company Intellectual Property that is used by the Company pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such in
Schedule II. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's current and currently planned future activities, including without limitation (except as disclosed in Schedule II) rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company's products and services in all geographic locations and fields of use in which the Company is currently operating or currently plans to sell such products and services, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

      (c) The Company is not in violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property, except as would not have a Material Adverse Effect.

      (d) Except as disclosed in Schedule II, the Company is not obligated to provide any consideration (whether financial or otherwise) to any Person, nor is any Person otherwise entitled to any consideration, with respect to any exercise of rights by the Company in the Company Intellectual Property.

      (e) The use of the Company Intellectual Property by the Company as currently used and as currently proposed to be used does not, to the knowledge of the Company, infringe any other Person's patent, trademark, service mark, trade name, firm name, logo, trade dress, mask work, copyright, trade secret rights, right of privacy, right in personal data, moral right or other intellectual property right. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted against the Company or, to the Company's knowledge, are threatened by any Person nor, to the Company's knowledge, does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Intellectual Property, other than review of pending patent applications, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. None of the Company's (1) granted or issued patents, (2) registered trademarks or service marks, or (3) copyright registrations have been challenged by any third party, and each such patent, mask work, trademark, service mark and copyright is subsisting. To the Company's knowledge, there is no unauthorized use, infringement, or misappropriation of any of Company Intellectual Property by any third party, employee or former employee.

      (f) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any of the Company Intellectual Property either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, whether in accordance with applicable federal and state law, domestic or foreign, or otherwise, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible Property thereby arising.

      (g) The transactions contemplated under this Agreement and the Investment Documents will not alter, impair or otherwise affect any rights of the Company in any Company Intellectual Property.

      (h) The Company has taken all commercially reasonable steps necessary to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

      (i) Company Intellectual Property does not include any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any part of Company Intellectual Property in a manner that may subject Company Intellectual Property in whole or in part to all or part of the license obligations of any Publicly Available Software.

      (j) All (i) franchises, permits, licenses and other similar authority and
(ii) Intellectual Property, which, in any case, are owned, possessed or used by any Related Party (other than Purchaser) or which any Related Party (other than Purchaser) has the right to own, possess or use, and which in any way are or may be usable now or in the future for the conduct of the Company's business as now conducted or as planned to be conducted, have been duly and validly transferred in full to the Company. The documents and instruments evidencing such transfer are listed in Schedule II, and a copy thereof has been delivered to Purchaser.

      (k) The Company has all Intellectual Property, franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation, of the terms or provisions of any such franchise, permit, license or other similar authority.

      4.15. Registration Rights; Rights of Participation. Except as provided in the Registration Rights Agreement and that certain registration rights agreement dated January 31st, 2001 between the Company and DMTR, LLC, (A) the Company has not granted or agreed to grant to any person or entity any rights (including, without limitation, "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Investment Documents.

      4.16. Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act or that would cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

      4.17. Issuance Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Initial Closing.

      4.18. Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless Purchaser from and against any claim by any person or entity alleging that, as a result of any agreement or arrangement between such Person and the Company, Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

      4.19. Offering.

      (a) Except as set forth on Schedule II, within the past six (6) months, the Company has not, either directly or through any agent, offered any of the Preferred Shares or Warrant or any Capital Stock, security or securities similar to the Preferred Shares or Warrant or, to the extent any such offering would be integrated with the offering of the Preferred Shares and Warrant, any Common Stock, for sale to, or solicited any offers to buy the Preferred Shares or Warrant or, to the extent of any such integration, Common Stock, or any part thereof or any such similar Capital Stock, security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than Purchaser, its employees, prospective employees or institutional or other sophisticated or accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act), each of which was offered all or a portion of the Preferred Shares or Warrant at private sale for investment.

      (b) Subject to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Securities to Purchaser as contemplated by this Agreement and the other Investment Documents are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor, to the Company's knowledge, anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      4.20. Compliance with Other Instruments. The Company is not in default (a) under its Restated Certificate of Incorporation or Bylaws, in each case as amended to the date hereof, (b) under any agreement, order or other instrument to which the Company is a party or by which it or any of its Property is bound or affected or (c) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of its knowledge, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, such a default which in the case of (a), (b) or (c) could reasonably be expected to have a Material Adverse Effect.

      4.21. Employees.

      (a) No employee of the Company and no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other Person or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee or Related Party to be employed by the Company or companies similarly situated because of the nature of the business conducted or to be conducted by the Company or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and, to the Company's knowledge, the continued employment of the Company's employees or Related Parties does not subject the Company or Purchaser to any liability for any such violation.

      (b) Each of the Company's present or former employees who have had access to proprietary information of the Company has executed a confidentiality and non-disclosure agreement. To the best of the Company's knowledge and belief, no employee or former employee of the Company is, or is now expected to be, in violation of the terms of the aforesaid agreements or of any other obligation relating to the use of confidential or proprietary information of the Company. Each of such confidentiality and non-disclosure agreements is in full force and effect.

      (c) To the best of the Company's knowledge, no officer or Key Employee of the Company has any present intent of terminating his or her employment with the Company.

      (d) To the best of the Company's knowledge, neither the Company nor any officer, director, employee or agent of any of the foregoing has at any time on or prior to the date hereof been a party to any illegal acts, including bribes, kickbacks or other arrangements prohibited by any federal, state or local law, and the Company forever warrants, covenants and agrees that it will not knowingly participate in any illegal act at any time that Purchaser owns or holds any Preferred Shares, the Warrant, Warrant Shares, or any other Capital Stock or other securities of the Company.

      (e) Daniel Bertram is the only Key Employee of the Company.

      (f) Except as set forth in Schedule II, the Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of the Company's Board of Directors.

      (g) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company, any Related Party or any Company Affiliate arising out of such employment.

      (h) The Company does not have or make contributions to any pension plans, defined benefit plans or defined contribution plans for its employees which are subject to ERISA, except as set forth on Schedule II. With respect to such plans, if any, listed on Schedule II, the Company is in compliance with the applicable provisions of ERISA. The Company has not incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company under the jurisdiction of ERISA. No Reportable Event or "Prohibited Transaction" (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Company.

      (i) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. Other than as set forth in Schedule II, there is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

      (j) To the Company's knowledge, none of the current officers or current directors of the Company during the previous five (5) years have been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his/her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him/her from engaging, or otherwise imposing limits or conditions on his/her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

      (k) Each officer and Key Employee of the Company is currently devoting substantially all of his/her business time to the conduct of the business of the Company. Except as set forth in Schedule II, the Company is not aware that any officer or Key Employee of the Company is planning to work less than full time at the Company in the future. No officer or Key Employee is currently working or, to the Company's knowledge, plans to work for a Competitor, whether or not such officer or Key Employee is or will be compensated by such Competitor.

      (l) Other than (i) standard employee benefits generally made available to all employees and non-standard employment agreements disclosed in Schedule II,
(ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company's Capital Stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance, approved by the Board of Directors, and (iv) as contemplated by the Investment Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or Key Employees, or any Company Affiliate thereof.

      4.22. Insurance. The Company maintains insurance for itself and its Subsidiaries, including director's and officer's insurance, in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and its Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost.

      4.23. Merger/Sale Discussions. Except as set forth in Schedule II, the Company has not engaged in the past six (6) months in any discussion with any representative of any Person, regarding (a) a sale of all or substantially all of the Company's assets or Capital Stock, or (b) any merger, consolidation or other business combination transaction of the Company with or into another Person.

      4.24. Business of the Company. The Company has no knowledge or belief that
(a) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which could reasonably be expected to have a Material Adverse Effect, or (b) there is any other fact which in the future could reasonably be expected to have a Material Adverse Effect.

      4.25. Sufficient Assets. The Company Intellectual Property, real and personal Property and other assets of the Company constitute all of the tangible and intangible assets necessary for the conduct of the business as currently conducted by the Company.

      4.26. Environmental, Safety and Health Laws.

      (a) To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      (b) No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge after reasonable investigation, by any other Person on any Property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal or foreign laws and regulations that govern the existence or remedy of contamination on Property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (ii) any petroleum products or nuclear materials.

      (c) Schedule II contains a list of all permits held by the Company relating the foregoing clauses of this Section, including without limitation all environmental permits.

      4.27. Applicability of, and Compliance With, Other Laws.

      (a) The Company is presently and at all times since inception has been in all material respects in compliance with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      (b) The Company's employment practices and policies are in material compliance with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and executive orders relating thereto and
(ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of any federal or state governmental unit. The Company has not been the subject of any charge of employment discrimination made against it by the United States Equal Employment Opportunity Commission or any other governmental unit, and, to its knowledge, is not presently subject to any formal or informal proceedings before, or investigations by, such commission or governmental unit. To the Company's knowledge, neither the Company nor any of its employees nor any Related Parties are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

      (c) Subject to the truth of the representations and warranties of Purchaser hereunder, the Company is not in violation of any federal or state securities law, rule, order or regulation.

      4.28. Permits. The Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority, and all such licenses and permits are in full force and effect and no material violations exist in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof.

      4.29. Exchange Act Registration; Listing. The Company's Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is quoted on the Pink Sheets. The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the registration of the Common Stock under the Exchange Act or and has no knowledge that the all of the market makers intend stop quoting the Common Stock on the Pink Sheets.

      4.30. Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities issued under this Agreement and the other Investment Documents will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

      4.31. Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its Properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company's senior management; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its Properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

      4.32. United States Real Property Holding Corporation. The Company is not now and has never been during the last five (5) calendar years a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

      4.33. Section 83(b) Elections. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock or Preferred Stock have timely filed, or will file within the time period prescribed by the Internal Revenue Code, elections under Section 83(b) of the Internal Revenue Code.

      4.34. Foreign Corrupt Practices Act. The Company has not, nor, to the Company's knowledge, any of the Company's current or former shareholders, directors, officers, agents, employees or other Persons acting on behalf of the Company has on behalf of the Company or in connection with its business, (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (e) made any false or fictitious entries on the books and records of the Company or (f) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

      4.35. Embargoed Person. None of the funds or other assets of the Company or its Subsidiaries constitutes Property of, or is beneficially owned, directly or indirectly, by, any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an "Embargoed Person"), with the result that the investments evidenced by the Securities are or would be in violation of law. To the Company's knowledge, no Embargoed Person has any interest of any nature whatsoever in the Company or any of its Subsidiaries with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company has been derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

      4.36. Books and Records. The books of account, ledgers, order books, disclosure schedules attached hereto and all other records and documents of the Company generally reflect all material information relating to the business of the Company, the location and condition of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

      4.37. Use of Proceeds. The Company will use the proceeds of the offering for payment of the expenses of the offering and for working capital.

      4.38. Disclosure.

      (a) Neither this Agreement, Schedule II, the Disclosure Documents, the other Investment Documents, nor any other document, certificate or written statement furnished to Purchaser by or on behalf of the Company in connection with the offer and sale of the Securities taken as a whole (except to the extent corrected prior to the date hereof), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to Purchaser in writing that materially adversely affects or, so far as the Company can now foresee, could reasonably be expected to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement and the other Investment Documents. The forecasts, projections, estimates and other forward-looking matters furnished to Purchaser were prepared on the basis of the Company's good faith estimates. The Company does not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters are unreasonable or false, and the Company believes that Purchaser may reasonably rely thereon. The Company has made available to Purchaser all the information reasonably available to the Company that Purchaser has requested for deciding whether to acquire the Preferred Shares and the Warrant.

      (b) The Company shall, not later the earlier to occur of (i) the Effective Date and (ii) ninety days (90) days following the Initial Closing Date (the earlier of such dates being the "Disclosure Deadline"), take all actions necessary (including, without limitation, making public disclosure of information in compliance with Regulation FD under the Exchange Act) in order to ensure that, as of the Disclosure Deadline, no information provided by the Company, or any Person acting on its behalf, to Purchaser on or before the Execution Date, constitutes (as of the Disclosure Deadline) material non-public information concerning the Company.

      4.39. Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and Purchaser's ownership of the Securities.

      4.40. Solvency. Based on the financial condition of the Company as of the Initial Closing Date after giving effect to the Investment, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                                   SECTION 5.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Purchaser represents and warrants to the Company as follows:

      5.1. Authority; Enforceability. Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite power and authority to purchase the Preferred Shares and the Warrant and to execute and deliver this Agreement and the other Investment Agreements. Upon the execution and delivery by Purchaser of any Investment Document, such Investment Document will constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

      5.2. Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D and is acquiring the Preferred Shares and the Warrant being purchased by it hereunder solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or are exempt from the registration requirements of, the Securities Act; provided, however, that, in making such representation, Purchaser does not agree to hold the Preferred Shares, the Warrant and the Warrant Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of Preferred Shares, the Warrant and the Warrant Shares at any time in accordance with the provisions of this Investment Documents and with federal and state securities laws applicable to such sale, transfer or disposition.

      5.3. Information. To the extent requested by Purchaser, the Company has, prior to the Initial Closing, provided Purchaser with information regarding the business, operations and financial condition of the Company, and has, prior to the Initial Closing, granted Purchaser the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares and the Warrant hereunder, and based thereon Purchaser believes it can make an informed decision with respect to its investment in the Preferred Shares and the Warrant. Neither such information nor any other investigation conducted by Purchaser or its representatives shall modify, amend or otherwise affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement, including without limitation those set forth in
Section 4.38 hereof.

      5.4. Limitations on Disposition. Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Preferred Shares, the Warrant and the Warrant Shares have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

      5.5. Legend. Purchaser understands that the certificates representing the Preferred Shares and the Warrant may bear at issuance a restrictive legend in substantially the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the
            Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Notwithstanding the foregoing but subject to compliance with the requirements of the Securities Act and applicable state securities laws, these securities and the securities issuable upon exercise hereof may be pledged or hypothecated in connection with a bona fide margin account or other loan secured by such securities."

            Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Preferred Shares or the Warrant is registered pursuant to an effective registration statement, (B) such Preferred Shares and Warrant have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation in connection therewith, or (C) such Preferred Shares and Warrant are eligible for resale under Rule 144(k) or any successor provision and the holder thereof represents in writing that it is not an affiliate of the Company and is eligible to use such rule for public resales of such securities, the certificates representing Preferred Shares and Warrant shall be issued without any legend or other restrictive language and, with respect to Preferred Shares and Warrant upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

      5.6. Reliance on Exemptions. Purchaser understands that the Preferred Shares and the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth in this Section 5 in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and the Warrant.

      5.7. Restricted Securities.

      (a) Purchaser understands and agrees that the Preferred Shares and the Warrant are "restricted securities" within the meaning of Rule 144 that can and will only be resold by Purchaser pursuant to (i) an effective registration statement under the Securities Act where the prospectus delivery requirements are complied with or (ii) under an applicable exemption from registration under the Act, and in compliance with applicable state securities or "blue sky" laws.

      (b) Purchaser understands that any sales by Purchaser of any of the Preferred Shares or Warrant that are not made in compliance with paragraph (a) of this Section 5.7 could subject the Company and Purchaser to possible civil and criminal liability under applicably federal securities laws and applicable state securities or "blue sky" laws.

      (c) Purchaser (i) agrees that it will only sell the Preferred Shares and the Warrant in a transaction that complies in all material respects with applicable federal and state securities laws, (ii) agrees that it will not sell or otherwise dispose of or transfer the Preferred Shares or the Warrant or any interest therein in a transaction that is part of a plan or scheme to evade the registration requirements of the Securities Act and (iii) acknowledges and agrees that notwithstanding the removal from the certificates representing the Securities of the legend set forth in Section 5.5 hereof upon effectiveness of a registration statement covering the Preferred Shares, the Warrant or the Warrant Shares, such securities will remain "restricted securities" until they have been sold pursuant to (x) an effective registration statement or (y) Rule 144, and Purchaser will remain responsible for compliance with applicable federal and state securities laws in connection with any resale by Purchaser of the Preferred Shares or the Warrant.

      5.8. Address. Purchaser hereby represents that the address furnished by it on Schedule I of this Agreement is the undersigned's principal business.

                                   SECTION 6.
                            COVENANTS OF THE COMPANY.

      6.1. Filings. The Company agrees with Purchaser that the Company will:

      (a) file a Form D with the Commission and any applicable state securities departments with respect to the Securities issued at the Initial Closing as and when required under Regulation D and will provide a copy thereof to Purchaser promptly after such filing;

      (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Securities for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to Purchaser at its request;

      (c) (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the Investment and (ii) on or prior to 8:30 a.m. (eastern time) on the second Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby, including as exhibits this Agreement, the Amended Certificate and the other Investment Documents; provided, however, that Purchaser shall have a reasonable opportunity to review and comment on any such press release or Current Report on Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby;

      (d) on or prior to 8:30 a.m. on the second Business Day following the Execution Date, file with the Commission pursuant to Regulation 14C under the Exchange Act a preliminary information statement with respect to Majority Stockholder Consent and shall thereafter take such action as is necessary to comply with the provisions of such Regulation 14C and applicable law with respect to such Majority Stockholder Consent. The Company will use its best efforts to have the reverse stock split pursuant to which every thirty (30) shares of outstanding Common Stock will have been reclassified into one (1) share of Common Stock consummated by February 15, 2006.

      6.2. Corporate Existence. The Company agrees that it will, and shall cause its Subsidiaries to, during the period beginning on the Execution Date and ending on the Termination Date:

      (a) maintain its corporate existence in good standing;

      (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

      (d) comply with all Governmental Requirements applicable to the operation of its business (except that the failure to comply with a Governmental Requirement where the failure to do so does not have, and would not reasonably be expected to have, individually or in the aggregate with other failures of the Company to comply with Governmental Requirements, a Material Adverse Effect, shall not be deemed a breach of this Section 6.2(d);

      (e) use its best efforts to comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (f) provide Purchaser with copies of all materials sent to its stockholders, in each such case at the same time as such materials are delivered to such stockholders; and

      (g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination; provided, however, that the failure of the Company to timely file a report required to be filed pursuant to the Exchange Act shall not be deemed a breach of this Section 6.2(g) if (i) the Company has used its best efforts to timely file such report, and (ii) such failure does not have and would not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect.

      6.3. Reservation of Common Stock. The Company shall, on the Initial Closing Date, have authorized and reserved for issuance, and shall keep available at all times during which the Warrant is outstanding, free from any preemptive rights, a number of shares of Common Stock (the "Reserved Amount") that, on the Initial Closing Date, is not less than one hundred twenty five percent (125%) of the maximum number of shares of Common Stock issuable upon exercise in full of the outstanding Warrant at the Exercise Price then in effect, without regard to any limitation on such conversion or exercise that may otherwise be set forth in the Warrant, and including any shares of Common Stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing, whether as dividends, default payments, on account of anti-dilution or other adjustments or otherwise. In the event that Purchaser shall sell or otherwise transfer the Warrant, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. In the event that the Reserved Amount is insufficient at any time to cover one hundred five percent 105% of the Registrable Securities issuable upon exercise of the Warrant (based on the Exercise Price then in effect, and without regard to any restriction on such exercise), the Company shall use its best efforts (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover one hundred twenty five percent (125%) of the maximum number of shares of Common Stock issuable upon exercise in full of the outstanding Warrant at the Exercise Price then in effect, without regard to any limitation on such conversion or exercise that may otherwise be set forth in the Warrant, and including any shares of Common Stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing, whether as dividends, default payments, on account of anti-dilution or other adjustments or otherwise, such increase to be effective not later than the thirtieth (30th) day (or seventy-fifth (75th) day, in the event stockholder approval is required for such increase) following the Company's receipt of written notice of such deficiency.

      6.4. Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, (a) from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof, other than Permitted Debt, and (b) from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than (i) Permitted Liens (including the imposition of any Lien after the Initial Closing Date, provided that, upon the imposition of any mechanic's, tax or similar statutory lien, the Company shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)), (ii) any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any Property or assets which is not leased Property subject to such capitalized lease obligation, (iii) purchase money Liens to finance Property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such Property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any Property or assets of the Company or any Subsidiary of the Company other than the Property and assets so acquired or constructed (and any improvements) and (B) the Lien securing such purchase money Debt shall be created within ten (10) days of such acquisition, construction or improvement, (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and (v) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its subsidiaries, including rights of offset and set off.

      6.5. Issuance Limitation. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange, (1) any Senior Securities or Pari Passu Securities, (2) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any Senior Security or Pari Passu Security, or (3) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) and (2); provided, however, that the foregoing shall not apply to the issuance of Permitted Debt.

      6.6. Right of Participation. From the Execution Date through the Termination Date, the Company will not, directly or indirectly, effect a Subsequent Placement.

      6.7. Certain Transactions. During the period beginning on the Execution Date and ending on the Termination Date, and except as may be expressly permitted or required by the Amended Certificate or the Investment Documents, the Company shall not, nor will it permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company (a) to pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, or (b) to pay any amounts that are or become payable under the Amended Certificate or any of the Investment Documents.

      6.8. Transactions with Affiliates. The Company agrees that, during the period beginning on the Execution Date and ending on the Termination Date, any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company or any of its Subsidiaries shall be effected only on an arms' length basis and shall be approved by the Board of Directors, including a majority of the Company's directors not having an interest in such transaction.

      6.9. Use of Purchaser's Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, Purchaser's name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

      6.10. Company's Instructions to Transfer Agent. Upon reception by the Company of a notice to exercise by a holder of the Warrant , the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide Purchaser with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Warrant Shares upon exercise of the Warrant and (ii) to deliver such certificates to Purchaser no later than the close of business on the third (3rd) Business Day following the related Exercise Date (as defined in the Warrant). Such certificates shall bear only such legends as are required pursuant to
Section 5.4 hereof or applicable law. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to Purchaser upon conversion of the Preferred Shares, or exercise of the Warrant, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and Purchaser has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of the Warrant Shares, by crediting the account of Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict Purchaser's right to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrant. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

      6.11. No Adverse Action. The Company and its Subsidiaries shall refrain, during the period beginning on the Execution Date and ending on the Termination Date, from taking any action or entering into any arrangement which in any way materially and adversely affects the provisions of this Agreement or any other Investment Document.

      6.12. Limitations on Disposition. Purchaser shall not sell, transfer, assign or dispose of any Securities, unless:


            (a) either (i) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) such securities may be sold pursuant to Rule 144(k) or any successor provision; or

            (b) Purchaser has notified the Company in writing of any such disposition, received the Company's written consent (which consent shall not be unreasonably withheld or delayed) to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to an Affiliate of Purchaser which is also an "accredited investor" as that term is defined in Rule 501 of Regulation D,
(B) if the sale, transfer or assignment is made pursuant to Rule 144 and Purchaser provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or
(C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following Purchaser's default under such margin arrangement; provided, in the case of any such transfer or disposition other than as described in paragraph (a) or clauses (B) or (C) of this paragraph (b), the transferee of such Securities makes representations to the Company substantially similar to those made by Purchaser in Section 5 hereof.

      6.13. Listing. The Company, promptly following the Initial Closing, shall use its best efforts to get current in its periodic reports to be filed with the SEC. Once current, the Company will cause the Common Stock, including all the Warrant Shares issuable upon exercise of the Warrant (without regard to any limitation on such conversion or exercise), to be listed on the Over-the-Counter Bulletin Board.

      6.14. Maintenance of Properties and Leases. The Company will keep its Properties in good repair, working order and condition, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession of, any Property.

      6.15. Accounts and Records. The Company will keep true records and books of account in which it will use commercially reasonable efforts to make full, true and correct entries of all dealings or transactions in relation to its business and affairs.

      6.16. Compliance with Requirements of Governmental Authorities. The Company shall duly observe and conform to all material requirements of governmental authorities relating to the conduct of its business or to its Property or assets. Without limiting the generality of the foregoing, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company, the Company will:

      (a) Comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code, and comply in all other respects with the provisions of ERISA and the provisions of the Code applicable to such plans.

      (b) Comply with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and executive orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract.

      (c) So conduct its business that neither the Company nor any Property owned or occupied by the Company is in violation of any federal or state environmental law of any sort or in violation of any federal or state law relating to occupational health or safety.

      6.17. Insurance. The Company will maintain in full force and effect insurance policies on its assets and those of its subsidiaries, by financially sound and reputable insurers, which are licensed to provide such insurance in the state in which the assets are located, against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than the replacement value of the property insured.

      6.18. Directors and Officers Insurance. The Company, as soon as practicable after the Initial Closing, will purchase director's and officer's liability insurance policies.

      6.19. Executive Officers. The Company will not appoint, hire, remove or change any executive officer without the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed.

      6.20. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrant for the purposes described in this Agreement.

      6.21. Compliance by Subsidiaries. The Company will cause any Subsidiary which it may now have or which it may organize or acquire in the future to comply fully with all terms and provisions of Section 6 to the same extent as if such Subsidiary or Subsidiaries were the "Company" herein.

      6.22. Indemnification of Purchaser. The Company will indemnify and hold Purchaser and its members, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Investment Documents or (b) any action instituted against Purchaser, or its Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Investment Documents (unless such action is based upon (i) a breach of Purchaser's representation, warranties or covenants under the Investment Documents, (ii) any agreements or understandings Purchaser may have with any such stockholder, (iii) any violations by Purchaser of state or federal securities laws or (iv) any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing that is reasonably acceptable to such Purchaser Party (and Brown Raysman Millstein Felder & Steiner L.L.P. shall be deemed to be reasonably acceptable to such Purchaser Party). Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except that the Company shall pay the reasonable fees and expenses of such counsel to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party or a conflict of interest that would, under applicable attorney codes of ethics, require the retention of separate counsel for the Company and such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party's fraud, gross negligence, willful misconduct or malfeasance or to such Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Investment Documents.

      6.23. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the sale of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

      6.24. Board of Directors. The Company and the Board of Directors shall take all action necessary to cause the composition of the Board of Directors to be amended upon Purchaser's demand to have two (2) Directors, chosen by Purchaser, appointed to the Board of Directors.

      6.25. Financial Covenants.

            (a) Budget. The Corporation shall not, and shall cause its Subsidiaries not to, expend any funds nor incur any expenses except as provided for in the budget delivered to Purchaser (the "Budget") and attached hereto as
Exhibit VIII, which shall also include a detailed income statement, balance sheet and statement of cash flows. Purchaser hereby agrees that aggregate expenditures, if any, exceeding the total budgeted amount by 5% or less shall be deemed to be within the Budget.

            (b) Financial Statements and Other Reports. The Corporation will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). The Corporation will deliver or cause to be delivered each of the financial statements and other reports described below to Purchaser in addition to copies of any other financial statements prepared by the Corporation for filing with securities commissions and other regulatory authorities.

                  (i) Monthly Financials. As soon as available and in any event within forty-five (45) days after the end of each month, the Corporation will deliver or cause to be delivered its consolidated balance sheet, as at the end of such month, and the related consolidated statements of loss and deficit and cash flows for such month, and for the period from the beginning of the then current fiscal year of the Corporation to the end of such month, along with a comparison to the operating budget for such quarter.

                  (ii) Quarterly Financials; Other Quarterly Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the Corporation will deliver or cause to be delivered (A) its consolidated balance sheet, as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders' equity, loss and deficit (or income) and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of the Corporation to the end of such quarter, (B) a copy of its consolidating financial statements for such fiscal quarter, but only if material to an understanding of the Corporation's operations and financial condition, and (C) a schedule of investments made by the Corporation or any of its Subsidiaries since the date such information was last provided to Lenders.

                  (iii) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Corporation, the Corporation will deliver or cause to be delivered (A) its consolidated balance sheet, as at the end of such year, and the related consolidated statements of loss and deficit (or income), cash flows, and shareholders' equity for such fiscal year, (B) a copy of its consolidating financial statements for such fiscal year, but only if material to an understanding of the Corporation's operations and financial condition, and (C) a report with respect to the financial statements received pursuant to this subsection from certified public accountants nationally recognized in the United States, selected by the Corporation.

                  (iv) Other Weekly/Monthly Reports. As soon as available, and in any event within four (4) Business Days after the end of each week, the Corporation will deliver or cause to be delivered (A) a report of sales booked by the Corporation during such week, (B) a report of pending and projected order activity as of the end of such week, and (C) a report providing detailed accounts receivable as of the end of such week. As soon as available, and in any event within ten (10) days after the end of each month, the Corporation will deliver or cause to be delivered a report providing detailed accounts payable aging information as of the end of such month.

      6.26. Compliance Certificates. Together with each delivery of financial statements of the Corporation, the Corporation will deliver or cause to be delivered to Purchaser a fully and properly completed compliance certificate substantially in the form attached hereto as Exhibit VI (each, a "Compliance Certificate") signed by the chief executive officer, chief operating officer or chief financial officer of the Corporation.

      6.27. SEC Filings. The Company shall use its best efforts to be current as of January 31st, 2006 with, and timely file with the Commission, all reports, schedules, registration statements and proxy statements that the Company is required to file with the Commission.

      6.28. Franchise Tax. The Company will calculate the precise amount of franchise tax due to the Secretary of State of the Sate of Delaware for 2003 and 2004 and will pay the entire amount due, as soon as practicable after the Initial Closing, and in no event later than January 15h, 2006.

                                   SECTION 7.
                   CONDITIONS TO INITIAL CLOSING OF PURCHASER

      The obligation of Purchaser to effect the Initial Closing, including its obligation to purchase and pay for the Preferred Shares and the Warrant to be issued at the Initial Closing, is subject to the fulfillment to its satisfaction on or prior to the Initial Closing Date of each of the following conditions:

      7.1. Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Initial Closing and, with respect thereto, after giving effect to the sale and issuance of the Preferred Shares and Warrant at the Initial Closing.

      7.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Initial Closing Date shall have been so performed or complied with in all material respects.

      7.3. Restructuring. The Company shall have taken all necessary corporate actions so that at Initial Closing (i) the $2.9 million owed by the Company DMTR, LLC will have been converted into 244,736,145 shares of Common Stock of the Company; (ii) the 862,652 outstanding shares of Series A Preferred Stock owned by those stockholders listed on Exhibit III will have been converted into 48,947,229 shares of Common Stock of the Company; and (iii) a reverse stock split pursuant to which every thirty (30) shares of outstanding Common Stock will have been reclassified into one (1) share of Common Stock shall have been approved by the resolutions of the stockholders of Company holding shares of the Company's Capital Stock representing a majority of the voting power of the Company's outstanding Capital Stock (the "Majority Stockholder Consent").

      7.4. Certificate of Designations. The Company shall have filed the Certificate of Designations with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Initial Closing, and shall have delivered to Purchaser written evidence of the acceptance of such filing.

      7.5. Officers' Certificate. The Company shall have delivered to Purchaser a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 7 have been fulfilled as of the Initial Closing Date, it being understood that Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein.

      7.6. Secretary's Certificate. The Secretary of the Company shall have delivered to Purchaser at the Initial Closing a certificate certifying (i) the Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company approving the Investment Documents and the transactions contemplated under the Investment Documents, (iv) the Majority Stockholder Consent, (v) the Certificate of Designations and (vi) certifying that such documents are true and correct copies of the originals and that such resolutions have not been amended or superseded, it being understood that Purchaser may rely on such certificate as thought it were a representation and warranty of the Company.

      7.7. Incumbency Certificate. Purchaser shall have received from the Company an incumbency certificate, dated the Initial Closing Date, executed by one or more duly authorized officers thereof and giving the names and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each of the Investment Documents to which the Company is or is to become a party, and the stock certificates evidencing the Preferred Shares, and the Warrant, and to give notices and to take other action on behalf of the Company under each of such documents.

      7.8. Opinion of Company Counsel. Purchaser shall have received from counsel to the Company, an opinion addressed to it, dated the Initial Closing Date, substantially in the form attached hereto as Exhibit V, in a form acceptable to Purchaser.

      7.9. Investment Documents. The Company shall have executed and delivered each of the Investment Documents.

      7.10. Preferred Shares and Warrant. The Company shall have delivered to Purchaser the duly executed Warrant and certificates representing the Preferred Shares, being purchased by Purchaser at the Initial Closing.

      7.11. Consent of Commerce Bank, N.A. The Purchaser shall have received a written consent duly executed by Commerce Bank. N.A.

      7.12. Legal Investment. At the time of the Initial Closing, the purchase of the Securities shall be legally permitted by all laws and regulations to which the Company is subject. Copies of all consents, approvals or permits from appropriate authorities required under the state securities and blue-sky laws of any jurisdiction shall have been delivered to Purchaser.

      7.13. Qualifications. All pre-sale authorizations, approvals, consents, permits, qualifications or registrations of any governmental authority, regulatory body or third party that are required in connection with the lawful issuance and sale of the Preferred Shares and Warrant pursuant to this Agreement, the exercise of the Warrant or the issuance of any Warrant Shares upon such exercise shall have been duly obtained and shall be effective on and as of the Initial Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Preferred Shares and Warrant.

      7.14. Proceedings and Documents. All corporate and other proceedings taken by and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser whom shall have received all originals or certified copies of such documents it may reasonably request.

      7.15. Good Standing Certificates. The Company shall have delivered to Purchaser a certificate of recent date from the Secretary of State of the State of Delaware with respect to the Company's and each Subsidiary's due incorporation, good standing, legal corporate existence, and due authorization to conduct business and, certificates from the Secretary of State in each jurisdiction in which the Company or any Subsidiary is required to be qualified to do business with respect to the Company's or such Subsidiary's good standing and due authorization to conduct business therein and payment of all qualification fees.

      7.16. Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its Capital Stock or other securities.

      7.17. No Material Adverse Change. There shall have occurred no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained on the Disclosure Documents.

      7.18. Quotation. The Common Stock shall be quoted on the Pink Sheets.

      7.19. Reserved Shares. The Company shall have authorized and reserved for issuance upon exercise of the Warrant a number of shares of Common Stock equal to not less than the Reserved Amount.

      7.20. No Prohibition. There shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Investment Documents.

                                   SECTION 8.
                    CONDITIONS TO INITIAL CLOSING OF COMPANY

      The Company's obligation to effect the Initial Closing, including its obligation to issue and sell the Preferred Shares and Warrant to be purchased at the Initial Closing, is subject to the fulfillment to its satisfaction on or prior to the Initial Closing Date of each of the following conditions:

      8.1. Representations and Warranties. The representations and warranties made by Purchaser pursuant to Section 5 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Initial Closing Date.

      8.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Initial Closing Date shall have been so performed or complied with in all material respects.

      8.3. Investment Documents. Purchaser shall have executed and delivered each of the Investment Documents.

      8.4. Incumbency Certificate. The Company shall have received from Purchaser an incumbency certificate, dated the Initial Closing Date, executed by one or more duly authorized officers thereof and giving the names and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Purchaser, this Agreement and each of the Investment Documents to which such Purchaser is or is to become a party.

                                   SECTION 9.
         CONDITIONS TO EACH ADDITIONAL CLOSING OF COMPANY AND PURCHASER

      9.1. Conditions of Purchaser. The obligation of Purchaser to effect an Additional Closing, including its obligation to purchase and pay for the Preferred Shares to be issued at such Additional Closing, is subject to the fulfillment to its satisfaction on or prior to such Additional Closing Date of each of the following conditions:

      (a) The Company shall be current and shall have timely filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company is required to file with the Commission;

      (b) The Company shall have been in compliance with the Budget (in accordance with Section 6.25 hereof) for at least 6 months;

      (c) The Company will have the right to request Purchaser to effect an Additional Closing and purchase an additional number of Preferred Shares equal to $125,000, for each quarter in which the Company's quarterly revenues for the fiscal quarter immediately preceding it are of at least $1,500,000, and/or the Company's average quarterly revenues for the two fiscal quarters immediately preceding it are of at least $1,500,000. In the event that the Company should not meet the $1,500,000 threshold in any fiscal quarter, but the average quarterly revenues of this quarter and the fiscal quarter immediately following it are of at least $1,500,000, then the Company will have the right to request Purchaser to effect an Additional Closing and purchase an additional number of Preferred Shares equal to $250,000. For the avoidance of doubt, the maximum number of Preferred Shares purchased in the Additional Closings is set forth on
Schedule I (b).

      (d) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of each Additional Closing Date, and with respect hereto, after giving effect to the sale and issuance of the Preferred Shares;

      (e) The Company shall have delivered to Purchaser a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 9 have been fulfilled as of the Additional Closing Date, it being understood that Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

      (f) Purchaser shall have received from the Company an incumbency certificate, dated the Additional Closing Date, executed by one or more duly authorized officers thereof and giving the names and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, the stock certificates evidencing the Preferred Shares and to give notices and to take other action on behalf of the Company under each of such documents;

      (g) The Company shall have delivered to Purchaser the duly executed certificates representing the Preferred Shares, being purchased by Purchaser at the Additional Closing;

      (h) At the time of the Additional Closing, the purchase of the Preferred Shares shall be legally permitted by all laws and regulations to which the Company is subject. Copies of all consents, approvals or permits from appropriate authorities required under the state securities and blue-sky laws of any jurisdiction shall have been delivered to Purchaser;

      (i) All pre-sale authorizations, approvals, consents, permits, qualifications or registrations of any governmental authority, regulatory body or third party that are required in connection with the lawful issuance and sale of the Preferred Shares shall have been duly obtained and shall be effective on and as of the Additional Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Preferred Shares;

      (j) The Company shall have delivered to Purchaser a certificate of recent date from the Secretary of State of the State of Delaware with respect to the Company's and each Subsidiary's due incorporation, good standing, legal corporate existence, and due authorization to conduct business and, certificates from the Secretary of State in each jurisdiction in which the Company or any Subsidiary is required to be qualified to do business with respect to the Company's or such Subsidiary's good standing and due authorization to conduct business therein and payment of all qualification fees;

      (k) The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its Capital Stock or other securities;

      (l) There shall have occurred no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained on the Disclosure Documents;

      (m) The Common Stock shall be to be listed on the Over-the-Counter Bulletin Board.

      (n) There shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Investment Documents.

      9.2. Conditions of Company. The Company's obligation to effect any Additional Closing, including its obligation to issue and sell the Preferred Shares to be purchased at such Additional Closing, is subject to the condition that the representations and warranties made by Purchaser pursuant to Section 5 hereof be true and correct in all material respects when made and be true and correct in all material respects on such Additional Closing Date.

                                  SECTION 10.
                                  MISCELLANEOUS

      10.1. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regards to its conflict of law principles. Each of the parties hereto irrevocably consents to the jurisdiction and venue of any court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

      10.2. Survival. The representations, warranties, covenants and indemnities made by the parties herein and in the Investment Documents shall survive the Initial Closing and each Additional Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

      10.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the Company and Purchaser and each other person who shall become a registered holder of any Preferred Shares, the Warrant or any Warrant Shares, and, the respective successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder. Purchaser may assign its rights under this Agreement without the consent of the Company to (a) any parent or wholly owned subsidiary of Purchaser or (b) any Affiliate of Purchaser that is, within the meaning of the Securities Act, controlling, controlled by or under common control with Purchaser, in each case at any time without the consent of the Company.

      10.4. Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior arrangements or understandings with respect thereto. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Purchaser (or its successors or assigns).

      10.5. Notices, etc. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered either by hand, by messenger or by recognized overnight courier (with signature required), or sent via facsimile, computer mail or other electronic means from which a record may be created, addressed (a) if to Purchaser, as indicated on Schedule I(a) hereof, or at such other address as Purchaser shall have furnished to the Company in writing, with a copy to Brown Raysman LLP, 900 Third Avenue, New York, New York 10022, Attn: Joel M. Handel, Esq. or (b) if to the Company, Datametrics Corporation, 1717 Diplomacy Row, Orlando, FL 32809,
Attn: Daniel Bertram, Fax: (407) 251-4588, or at such other address as the Company shall have furnished to Purchaser in writing, with a copy to McLaughlin & Stern LLP, 260 Madison Avenue, New York, NY 10017, Attn: Steven Schuster, Esq. All notices and other communications given or made pursuant to this Agreement shall be deemed effectively given when actually received or when receipt is refused, it being understood by the parties that a confirmation of receipt for the addressee provided by a recognized overnight courier service shall constitute actual receipt by such addressee for purposes of such notice.

      10.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement or any of the other Investment Documents, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any of the other Investment Documents or by law or otherwise afforded to any holder, shall be cumulative and not alternative; provided, however, that any rights of Purchaser under Section
10.10 shall be the only remedies available to Purchaser arising from the untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any representations, warranties or agreements of the Company and any of its subsidiaries.

      10.7. Fees and Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, whether or not a closing takes place. On the Initial Closing Date, the Company will pay the reasonable legal fees and out-of-pocket expenses of Purchaser and counsel to Purchaser with respect to this Agreement, the other Investment Documents and the transactions contemplated hereby. The Company shall also pay the reasonable legal fees and the fees of such counsel, expert or consultant engaged by Purchaser incurred with respect to the enforcement of any of the Investment Documents or with respect to responding to any request made by the Company for the consent of Purchaser to any action that the Company wishes to take that is either barred under terms of any Investment Document or requires the consent of Purchaser therefor.

      10.8. Exchanges: Lost, Stolen or Mutilated Certificates. Upon surrender by Purchaser to the Company of Preferred Shares, Warrant or Warrant Shares purchased or acquired by Purchaser hereunder, the Company at its expense will issue in exchange therefor, and deliver to Purchaser, a new certificate or certificates representing such securities in such denomination or denominations as may be requested by such party. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Preferred Shares, Warrant or Warrant Shares, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such party a new certificate for such Warrant, Warrant Shares or Preferred Shares in lieu of such lost, stolen or mutilated certificate.

      10.9. Indemnification. The Company with respect to the representations, warranties and agreements made by the Company herein shall indemnify, defend and hold Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any such representations, warranties or agreements of the Company and any of its subsidiaries; provided, however, that the Company's indemnity obligation contained in this Section 10.9 shall not apply to amounts paid in settlement of any such liabilities, losses or damages if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

      10.10. Remedies.

      (a) In case any one or more of the warranties or covenants set forth in this Agreement shall have been breached by any party or any representation given by any party shall be untrue in breach of this Agreement, the non-breaching party may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant contained in this Agreement. The non-breaching parties acting pursuant to this Section 10.10 shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with this Section 10.10; provided, however, that the breaching party's indemnity obligation contained in this Section 10.10 shall not apply to amounts paid in settlement of any such liabilities, losses or damages if such settlement is effected without the consent of the breaching party (which consent shall not be unreasonably withheld).

      (b) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in either Section 10.9 or Section 10.10 (a), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there are one or more legal or equitable defenses available to such indemnified party which actually conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in Section
10.9 and Section 10.10 (a). With the prior written consent of the indemnified party, the indemnifying party may effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, provided, however, that the indemnifying party may effect any such settlement, compromise or consent without the consent of the indemnified party if such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability, claims or other damages that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If and to the extent that the indemnifying party conducts, controls or participates in the defense or settlement of any claim, the indemnified party will give the indemnifying party and its counsel, during normal business hours, access to the relevant business records and other materials and information, including copies thereof, and will permit the indemnifying party and its representatives to consult with the employees, officers, directors, advisors, representatives of any indemnified party, and counsel of the indemnified party, all as necessary or advisable in connection with the defense or settlement of such claim.

      10.11. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      10.12. Counterparts; Facsimiles. This Agreement, and the other Investment Documents, may be executed in any number of counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, and the other Investment Documents, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties that executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any other Investment Document.

      10.13. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Investment Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Investment Document, this Agreement or such other Investment Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Investment Document.

      10.14. Rules of Usage. In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa;
(b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (h) "or" is used in the inclusive sense of "and/or"; (i) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";
(j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; (k) article and section headings herein are for convenience only and shall not affect the construction hereof; and (1) references to any sections of this Agreement shall include every subsection thereof unless otherwise expressly excluded.

                                             [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



DATAMETRICS CORPORATION

By: /s/ Daniel Bertram
   --------------------
     Name: Daniel Bertram
     Title: Chief Executive Officer


SG DMTI Capital LLC

By: SG Phoenix Ventures LLC
its Managing Member

     By: /s/ Philip S. Sassower
         -----------------------
     Name: Philip S. Sassower
     Title: Member

     By: /s/ Andrea Goren
         ----------------
     Name: Andrea Goren
     Title: Member

                                  Schedule I(a)



                             Series B
Name and Address             Preferred Shares   Warrant             Investment
----------------             ----------------   -------             ----------
SG DMTI Capital LLC          500,000            386,314,860         $500,000.00

--------------------------------------------------------------------------------


                                  Schedule I(b)



                         Series B
Name and Address         Preferred Shares   Investment
----------------         ----------------   ----------
SG DMTI Capital LLC      500,000            $500,000.00

                                   Schedule II

                       Schedule of Exceptions/Disclosures


4.1   Organization and Standing; Amended Certificate and Bylaws

      The Company is currently delinquent in the payment of its franchise taxes in Delaware for the years 2003 and 2004. The estimated payments of these taxes are $34,000 per year.

      The Company is qualified in Florida under the name Datametrics Technology Systems Corporation, an assumed name.

4.2   Subsidiaries.

      None

4.5   SEC Documents; Agreements; Financial Statements; Other Information

      The Company filed the following reports with the SEC, however, such reports were not filed timely:

      1.    10KSB for the year ended October 31, 2003 filed on September 30,
            2005.

      2.    10QSB for the quarter ended January 31, 2004 filed on October 25,
            2005.

      3. 10QSB for the quarter ended April 30, 2004 filed on November 18, 2005 and amended on 11/28/2005.

      4.    10QSB for the quarter ended July 31, 2004 filed on November 30,
            2005.

      The Company has not filed reports with the SEC for the following periods:

      1.    10KSB for the year ended October 31, 2004.

      2.    10QSB for the quarter ended January 31, 2005.

      3.    10QSB for the quarter ended April 30, 2005.

      4.    10QSB for the quarter ended July 31, 2005.

4.6   Capitalization

      (a) Preemptive Rights

            None

      (b) Shares Issued Pursuant to Stock Plan

                  None

4.7      Contracts

      1. Lease Agreement between the Company, as tenant, and SG DMTI LLC, as landlord, dated as of November 1, 2005.

      2. Sublease Agreement between the Company, as sublessor and Fabricore Florida, Inc., as subtenant, dated as of November 17, 2005.

      3. Loan documents by and between the Company and DMTR, LLC, as assigned to Commerce Bank (to be terminated at the Initial Closing).

4.8   Financial Information/Taxes

      (a) As set forth above, the Company is delinquent in the payment of its Delaware franchise taxes for the years 2003 and 2004. The estimated payments of these taxes are $34,000 per year.

      (c) None

4.9   Absence of Certain Changes

      1. Sublease Agreement between the Company, as sublessor, and Fabricore Florida, Inc., as subtenant, dated as of November 17, 2005.

4.10  Litigation

      None.

4.11  Title to Properties; Liens and Encumbrances

      The Company does not own any real property. The lien in favor of DMTR will be terminated at closing.

4.12  Leases

      Pursuant to the Lease Agreement dated as of November 1, 2005 between SG DMTI, LLC, as landlord, and the Company, as tenant, the Company leases its headquarters at 1717 Diplomacy Row, Orlando, Florida. The lease runs for a period of five (5) years with an option to renew. The annual base rent is $150,000.00 ($12,500/month). As set forth above, the Company subleases a portion of the property (8,038 of the approximately 43,500 square feet) for base rent of $4,688.83/month.

4.14  Intellectual Property

      None.

4.19  Offering

      None.

4.21  Employees

      None/Not Applicable

4.23  Merger/Sale Discussions

      None.

4.26  Environmental, Safety and Health Laws

      None.

                                    Exhibit I

 Certificate of Designations, Preferences and Rights of Series B Preferred Stock


                          CERTIFICATE OF DESIGNATIONS,
               PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK
                           OF DATAMETRICS CORPORATION


      DATAMETRICS CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), its Board of Directors has adopted the following resolution:

            RESOLVED, that a series of Preferred Stock of the Corporation, to be designated "Series B Preferred Stock" be, and hereby is, created, the Series B Preferred Stock to consist of 1,500,000 shares, of which the preferences and relative participating, optional and other rights, and the qualifications, limitations, or restrictions of such preferences and rights, are as set forth in the Certificate of Designations, Preferences and Rights of Series B Cumulative Redeemable Preferred Stock, in substantially the form, and containing substantially the terms, of the draft thereof attached hereto as Exhibit A (the "Certificate of Designations") and incorporated herein by reference, such Certificate of Designations being deemed to have been set forth herein in its entirety by reference hereto.

      The qualifications, limitations or restrictions of such preferences and rights of such Series B Preferred Stock are as follows:

      Section 1. Definitions.

      Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

      Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which banks in the State of New York are authorized or required by law, regulation or executive order to close.

      Capital Stock. The term "Capital Stock" shall mean (i) the authorized shares of the Company's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, (ii) any rights, options or warrants to purchase any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of the Company, and (iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of the Company, including options and warrants.

      Common Stock. The term "Common Stock" shall mean (a) all classes of the common stock of the Company, (b) any other Capital Stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and (c) any other securities into which or for which any of the securities described in clause (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

      Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 3 hereof

      Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date, and thereafter each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date (or earlier date on which dividends are paid).

      Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

      Liquidation. The term "Liquidation" shall mean (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the merger or consolidation of the Corporation with or into any other corporation, partnership or entity in which the stockholders of the Corporation receive cash or securities in complete exchange for the Capital Stock of the Corporation then held by them and the shareholders of the Corporation immediately prior to such event of Liquidation do not own a majority of the outstanding shares of voting stock of the surviving Person or (iii) a distribution of property or funds from the Corporation to its stockholders in connection with the sale of all or substantially all of the assets of the Corporation.

      Liquidation Preference Amount. The term "Liquidation Preference Amount" shall have the meaning set forth in Section 2 hereof

      Person. The term "Person" (or "Persons" as the context may require) means an individual, a corporation, a partnership, limited liability company, a firm, a joint venture, an association, a trust, an unincorporated organization, a government, foreign or domestic, or any agency or political subdivision thereof or any other entity engaging in commercial activities.

      Preferred Stock. The term "Preferred Stock" shall mean the Capital Stock of the Corporation issued from time to time by the Corporation and designated as Preferred Stock of the Corporation in its Certificate of Incorporation or a certificate of designation adopted and filed pursuant to Section 151 of the Delaware General Corporation Law.

      Record Date. The term "Record Date" shall mean, for any class or series of Capital Stock, the date designated by the Board of Directors at the time a dividend is declared as the date for determining holders of record entitled to such dividend; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

      Section 2. Designation and Amount. There shall be a series of Preferred Stock of the Corporation designated as "Series B Preferred Stock", par value $.001 per share, and the number of shares constituting such series shall be 1,500,000. The Series B Preferred Stock shall entitle the holder thereof to exercise the voting rights, to participate in the distribution and to have the benefits as set forth herein and in the Certificate of Incorporation of the Corporation and as required by applicable law. The liquidation preference amount ("Liquidation Preference Amount") of each share of Series B Preferred Stock shall be $1.50.

      Section 3. Dividends and Distributions.

      (a) Dividends shall accrue and be cumulative on each share of Series B Preferred Stock from the Initial Issue Date. The holders of Series B Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid upon or set aside for any other Capital Stock, dividends payable in cash or Common Stock of the Corporation, at the option of the Corporation, at the rate per annum per share equal to four percent (4%) and the Board of Directors shall declare and cause such dividends to be paid out of funds legally available for such purpose, and no more, payable in annual payments on the last day of November in each year (each a "Dividend Payment Date"), unless such day is not a Business Day, in which case on the next Business Day, commencing on November 30, 2006, to holders of record as they appear on the stock transfer books of the Corporation on the applicable Record Date. Dividends payable on the Series B Preferred Stock for all periods, including any period less than a full quarter, shall be computed on the basis of a 365 or 366 day year, as the case may be, and paid for the actual number of days elapsed.

      (b) Dividends on shares of Series B Preferred Stock shall be cumulative from the Initial Issue Date (whether or not there shall be net profits or assets of the Corporation legally available for the payment of such dividends), so that if at any time dividends upon shares of Series B Preferred Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of Series B Preferred Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any other Capital Stock and before any sum or sums shall be set aside for or applied to the purchase, redemption, other retirement or acquisition of any other Capital Stock. All dividends declared upon the Series B Preferred Stock shall be declared pro rate per share. All payments due under this Section 3 to any holders of shares of Series B Preferred Stock shall be made to the nearest cent. So long as there exist any accrued dividends, the Corporation shall not pay or declare any dividends on or make or set aside any other distribution on any other Capital Stock.

      Section 4. Liquidation Preference Amount.

      (a) In the event of any Liquidation, each holder of an outstanding share of Series B Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders (in cash, if available), after payment or provision of payment of all debts and other liabilities of the Corporation, whether from capital, surplus or earnings, the Liquidation Preference Amount, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holder of such share, regardless of whether declared, and no more, before any payment shall be made or any assets distributed (i) to the holders of any Capital Stock ranking junior (either as to dividends or upon Liquidation) to the Series B Preferred Stock, or
(ii) to the holders of any Capital Stock ranking on parity (either as to dividends or upon Liquidation) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity Stock in proportion to the total amounts to which the holders of all such Series B Preferred Stock are entitled upon Liquidation.

      (b) If, upon any Liquidation of the Corporation, the assets of the Corporation, or the proceeds thereof, to be distributed to its stockholders shall be insufficient to pay all the holders of the outstanding shares of the Series B Preferred Stock the Liquidation Preference Amount of all such outstanding shares plus all accumulated and unpaid dividends on all such shares to the date of the final distribution to the holders thereof, then such lesser amounts shall be distributed ratably among the holders of the outstanding shares of Series B Preferred Stock based on the amounts they would otherwise be entitled to receive in such Liquidation were payment to be made in full, and no distributions shall be made to the holders of any Capital Stock upon such Liquidation. After payment in full of the Liquidation Preference Amount and any accumulated and unpaid dividends in respect of the Series B Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to the remaining assets of the Corporation.

      Section 5. Voting Rights and Board Representation.

      (a) The Corporation shall not, and shall cause its subsidiaries not to, without the prior consent or affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Stock voting separately as a class):

            (A) authorize, designate or issue, whether by reclassification or otherwise, any security ranking senior, equal or junior to the Series B Preferred Stock in right of redemption, liquidation, voting or dividends, whether by amendment to its Certificate of Incorporation, certificates of designation or otherwise;

            (B) enter into any transaction or agreement with affiliates on terms more favorable to the Corporation than it would obtain in a transaction between unrelated parties;

            (C) incur indebtedness for borrowed money from banks, insurance companies or other financing institutions in excess of $100,000 other than indebtedness contemplated in a budget approved by the Board of Directors,

            (D) make any material change in the nature of its business as carried on at the date hereof or as contemplated in the annual business plan as approved by the Board of Directors;

            (E) amend, alter or repeal any provision of its Certificate of Incorporation or Bylaws that alters or changes the voting or other powers, preferences, or other rights appurtenant to the Series B Preferred Stock, whether by merger, consolidation or otherwise;

            (F) become obligated to make expenditures in excess of $50,000 except in the ordinary course of business or pursuant to a budget approved by the Board of Directors;

            (G) merge, consolidate, liquidate, wind up or dissolve itself or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, properties or fixed assets of the Corporation, or any subsidiary, or acquire by purchase all or substantially all of the business, properties or fixed assets of, or stock in any business;

            (H) declare or pay any dividends, return any capital or make any distribution of assets to its stockholders except for a stock split;

            (I) redeem or repurchase any outstanding stock or warrants;

            (J) increase the number of shares reserved under any plan adopted by the Corporation for issuance of equity to employees, non-employee directors and consultants; and (K) appoint, hire, remove or change any executive officer of the Corporation.

      (b) The Corporation shall not amend, alter or repeal the provisions of this Certificate, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof.

      (c) The Preferred Series B, as a class, shall be entitled to the right to appoint two (2) members to the Board of Directors of the Corporation.

      Section 6. Ranking.

      The Series B Preferred Stock shall, with respect to dividend rights and distributions upon Liquidation, rank (i) senior to the Capital Stock, issued from time to time by the Corporation. other than any series of Capital Stock the terms of which specifically provide that the Capital Stock of such series ranks on parity with the Series B Preferred Stock with respect to dividend rights and distribution upon Liquidation, and (ii) on parity with the Capital Stock, issued from time to time by the Corporation. the terms of which specifically provide that the shares of such Capital Stock rank on parity with the Series B Preferred Stock with respect to dividend rights and distributions upon Liquidation. The Corporation shall not issue any Capital Stock the terms of which specifically provide that the shares of such Capital Stock rank senior or on a parity to the Series B Preferred Stock with respect to dividend rights or distributions upon Liquidation, unless the issuance of such Capital Stock has been approved by the holders of Series B Preferred Stock as provided in Section 5. The Corporation shall not issue any Capital Stock to any of the holders of Capital Stock (other than the Series B Preferred Stock) issued by the Corporation on the Initial Issue Date unless the terms of such Capital Stock specifically provide that the shares of Series B Preferred Stock rank senior to such shares of Capital Stock with respect to dividend rights and distributions upon Liquidation and unless the issuance of such Capital Stock has been approved by the holders of Series B Preferred Stock as provided in Section 5.


      Section 7. Certain Restrictions. Neither the Corporation nor any of its subsidiaries shall declare or pay any dividends on the Corporation's Common Stock during any period in which there are outstanding accrued and unpaid dividends on the Series B Preferred Stock.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights of its Series B Preferred Stock to be duly executed as of this __ day of December 2005.

                                             DATAMETRICS CORPORATION

                                            By:
                                               ----------------------
                                                 Name:
                                                 Title:

                                   Exhibit II

                          Common Stock Purchase Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED BY ANY PERSON, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                             DATAMETRICS CORPORATION

                          COMMON STOCK PURCHASE WARRANT

                                December 30, 2005

      Datametrics Corporation, a Delaware corporation (the "Corporation"), hereby certifies that, for value received, SG DMTI CAPITAL LLC or any subsequent holder hereof (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Corporation from time to time at or before 5:00 p.m. New York City time on December 30, 2015 that number of fully paid and nonassessable shares of Common Stock (the "Warrant Shares"), with a par value of $0.01 per share, of the Corporation as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share of $0.01 (the "Purchase Price"). This Warrant is subject to adjustment as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      (a) The term "Common Stock" includes (i) the Corporation's Common Stock, with a par value of $0.01 per share, as authorized on the date hereof, (ii) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after such date, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and (iii) any other securities into which or for which any of the securities described in (i) or (ii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      (b) The term "Corporation" shall include Datametrics Corporation, and any corporation that shall succeed to, or assume the obligations of, the Corporation hereunder.

      (c) The term "Other Securities" refers to any class of stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

      (d) The term "Warrant Number" shall mean the number of shares of Common Stock of the Corporation for which this Warrant may be exercised, which initially is 386,314,860 and is subject to adjustment as provided hereof.

      1. Exercise of Warrant.

            1.1 Exercise. This Warrant may be exercised at any time and from time to time, in whole or in part, by the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Corporation at its principal office, accompanied by payment, in U.S. dollars, via wire transfer or by certified or official bank check payable to the order of the Corporation, in the amount obtained by multiplying the number of shares of Common Stock designated by the Holder in the subscription at the end hereof by the Purchase Price. On any such partial exercise, the Corporation at its expense will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, or by such other means as permitted hereby, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

            1.2 Payment by Surrender of Notes. Notwithstanding the payment provisions of Section 1.1, all or part of the payment due upon exercise of this Warrant in full or in part may be made by the surrender by the Holder to the Corporation of any promissory notes or other obligations issued by the Corporation. All payments hereunder by Holder will first applied to reduce any unpaid interest that is due on such notes and obligations and then to reduce the principal amount thereof. Such notes and obligations so surrendered shall be credited against such payment in an amount equal to the principal amount thereof plus premium (if any) and accrued interest to the date of surrender; provided, however, that the Holder may exercise this Warrant via fax delivery to the Corporation, so long as the original of the applicable promissory notes are delivered to the Corporation within three business days thereafter.

            1.3 Corporation Acknowledgment. The Corporation will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to the Holder any such rights.

            1.4 Trustee for the Holder. In the event that a bank or trust company shall have been appointed as trustee for the Holder, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 14 and shall accept, in its own name for the account of the Corporation or such successor person as may be entitled thereto, all amounts otherwise payable to the Corporation or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

      2. Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter (and three (3) days if the Corporation is publicly owned at such time), the Corporation at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. In the event the certificate is not delivered within the time stated herein, the Corporation shall incur a per diem penalty equal to fifteen percent (15%) per annum of the fair market amount of the stock sought to be exercised.

      3. Adjustment for Dividends in Other Stock, Property, etc.;
Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

            (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

            (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Corporation), or

            (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split, adjustments in respect of which are provided for in Section 5.3, then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which Holder would hold on the date of such exercise if on the date hereof it had been the holder of record of the maximum number of Warrant Shares issuable upon the exercise of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

4. Adjustment for Reorganization, Consolidation, Merger, etc.

      4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Corporation shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustments as provided in Sections 3, 4 and 5. The Corporation hereby covenants that any purchaser of all or substantially all of the Corporation's assets must affirmatively assume this Warrant as well.

      4.2 Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by Holder after the effective date of such dissolution pursuant to this Section 4 to the Holder or its designated representative.

      4.3 Continuation of Terms. Upon any reorganization, consolidation, merger, or transfer (and any dissolution following any transfer) referred to in this
Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant, after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

5. Anti-Dilution Adjustment.

      5.1 General. The Warrant Number shall be subject to adjustment from time to time as hereinafter provided.

      5.2 Dividends of Common Stock, Options or Convertible Securities. In the event that the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that this Section 5.2 shall not apply to a stock split of the Common Stock payable in the form of a dividend, for which event adjustment shall be made pursuant to Section 5.3.

      5.3 Stock Splits and Reverse Splits. In the event that the Corporation shall at any time either subdivide its outstanding shares of Common Stock into a greater number of shares or effect a stock split of its Common Stock payable in the form of a dividend, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the Warrant Number purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock of the Corporation shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the Warrant Number in effect immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.3 no adjustment in the Purchase Price and no change in the Warrant Number shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

      5.4 Record Date as Date of Issue or Sale. In the event that at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      5.5 Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of Common Stock for the purposes of this Section 5.

      6. No Dilution or Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant from time to time, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

      7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Corporation will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Corporation for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the Warrant Number in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Corporation will forthwith deliver a copy of such certificate to the Holder of this Warrant, and will, on the written request at any time of the Holder of this Warrant, furnish to such Holder a like certificate setting forth the Purchase Price and the Warrant Number at the time in effect and showing how it was calculated.

      8. Notices of Record Date, etc. In the event of:

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other person, or

            (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

            (c) any proposed issue or grant by the Corporation of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then and in each such event the Corporation will deliver or cause to be delivered to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be delivered at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

      9. Registration Rights. The Holder shall be entitled to all the rights set forth in that certain Registration Rights Agreement (as the same may be amended from time to time), dated as of December 30, 2005 between the Corporation and the Holder. The Corporation and the Holder further agree that for the purposed of said registration Rights Agreement, the Warrant Shares are "Registrable Shares", as that term is defined in the Registration Rights Agreement.

      10. Transferability. This Warrant may be transferred by the Holder to any person or entity provided that such transfer complies with all applicable securities laws. Such transfer may be made without any restrictions other than compliance with all applicable securities laws and the requirement as to the legend. Upon transfer of this Warrant, the transferee, by accepting this Warrant, agrees to be bound by the provisions, terms, conditions, and limitations of this Warrant.

      11. Representations and Warranties. The Corporation hereby represents and warrants to the Holder as follows:

            11.1 (1) The Corporation has the requisite corporate power and authority to enter into this Warrant, (2) the execution and delivery of this Warrant by the Corporation has been duly authorized by the Corporation's Board of Directors and no further consent or authorization is required by the Corporation, its Board of Directors or its stockholders, (3) this Warrant has been duly executed and delivered by the Corporation, (4) this Warrant constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by (a) laws relating to the availability of specific performance, injunctive relief or other general principles of equity (whether or not such relief is sought at law or equity), (b) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (c) limitations imposed by applicable federal and state securities laws upon the enforcement of the indemnification provisions herein, (5) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (6) the Corporation has all requisite corporate power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby, (7) the Corporation is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the business, properties, assets, operations, condition, financial or otherwise, performance or prospects of the Corporation (a "Material Adverse Effect") and (8) there is no pending or, to the Corporation's knowledge, threatened action or proceeding affecting the Corporation before any governmental agency or arbitrator which challenges or relates to this Warrant or which may otherwise have a Material Adverse Effect.

            11.2 This Warrant is validly issued and free from any taxes, liens and encumbrances in respect of the issue thereof and is not subject to preemptive rights or other similar rights of stockholders of the Corporation. The Warrant Shares have been duly authorized and validly reserved for issuance and, upon issuance in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation, will be validly issued, fully paid and nonassessable, free of any taxes, liens and encumbrances related to the issuance thereof and not subject to any preemptive rights or similar rights of stockholders.

            11.3 Assuming that the Holder is an accredited investor under applicable law and is acquiring this Warrant for its own account, for investment purposes and not with a view to any distribution hereof, the offer, sale and issuance of this Warrant is exempt from the registration requirements of the 1933 Act and from the registration requirements of the applicable state securities laws.

            11.4 The issuance, execution and delivery of this Warrant by the Corporation and the issuance of Common Stock upon the exercise hereof will not result in any violation of the Corporation's Restated Articles of Incorporation or Bylaws (each as currently in effect), or violate or be in conflict with, result in a breach of or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Corporation is subject and a violation of which would have a Material Adverse Effect on the condition, financial or otherwise, or operations of the Corporation or result in the creation of any lien, charge or encumbrance upon any material assets of the Corporation or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations, or any of its assets or properties. The Corporation is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or government or regulatory or self-regulatory agency in order for it to (A) issue, execute or deliver this Warrant, or (B) issue the Warrant Shares upon the exercise hereof.

      12. Exchange of Warrant. On surrender for exchange of this Warrant, properly endorsed, to the Corporation, the Corporation at its expense will issue and deliver to or on the order of the Holder a new Warrant of like tenor, in the name of the Holder or as the Holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

      13. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Corporation at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      14. Warrant Agent. The Corporation may, by written notice to the holder of this Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 12, and replacing this Warrant pursuant to
Section 13, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      15. Indemnification. The Corporation hereby agrees to indemnify and hold harmless the Holder and its respective affiliates, directors, officers, partners, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys', accountants' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Corporation contained in this Warrant or other document delivered by the Company pursuant to or in connection with this Warrant

      16. Remedies. The Corporation stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      17. Negotiability, etc. This Warrant is issued upon the following terms, to all of which the Holder by the taking hereof consents and agrees:

            (a) title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

            (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Corporation beyond any liability or responsibility it has under law.

      18. Notices, etc. All notices, requests, demands and other communications from the Corporation to the holder hereof shall be in writing and sent by express overnight courier service or electronic facsimile transmission with confirmation of delivery, or delivered at such address as may have been furnished to the Corporation in writing by the holder hereof or, until the holder furnishes to the Corporation an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Corporation. All such notices, requests, demands and other communications shall, when sent shall be effective upon receipt. The Corporation agrees to send to the holder of this Warrant all reports that it sends to its shareholders in the ordinary course of business.

      19. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York and venue shall be based in New York City. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant reflects the entire understanding of Holder and the Corporation and shall not be contradicted or qualified by any other agreement before the date hereof. The representations and warranties, covenants and agreements of the Corporation contained herein shall survive the completion of the transactions related to the exercise of this Warrant.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

                               DATAMETRICS CORPORATION

                               By:
                                  -----------------------------------------
                                    Name:
                                    Title:

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ shares of Common Stock of Datametrics Corporation and requests that the certificates for such shares be issued in the name of, and delivered to ___________, federal taxpayer identification number __________, whose address is ________________.

      Please check the following:

      |_| Payment of the exercise price per share, in the total amount of $ required under the within Warrant.

Dated:
      ----------------     -----------------------------------------------------
                           [Name of Holder or his assigns as specified on the face of this Warrant]


                           By:
                             ---------------------------------------------------
                           Name:
                           Title:
                           Address:


Signed in the presence of: ________________________
Name:

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)



      For value received, the undersigned hereby sells, assigns, and transfers unto ______, federal taxpayer identification number _______, whose address is _________, the right represented by the within Warrant to purchase ________ shares of Common Stock of Datametrics Corporation to which the within Warrant relates, and appoints _________ Attorney to transfer such right on the books of Datametrics Corporation with full power of substitution in the premises.


Dated:
      ------------
                                      Name:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------
                                      Address:
                                              ----------------------------------

Signed in the presence of:

Name: _________________________________
Title: __________________________________
Address:________________________________

                                   Exhibit III

                              Capitalization Table




                               Pre reverse stock split                           Post reverse stock split
                               -----------------------                           ------------------------

---------------- ---------------------------------------------------- ------------------------------------------------
 Common Stock      32,631,486        10%        8.455       4.22%      1,087,716       10%        8.455       4.22%
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
 DMTR              244,736,145       75%       63.35%       31.68      8,157,872       75%        63.35%      31.68
Conversion
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
   Series A        48,947,229        15%       12.67%        6.34      1,631,574       15%        12.67%      6.34
  Conversion
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
   Sub-total       326,314,860      100%       84.47%       42.23      10,877,162      100%       84.47%      42.23
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
  Option Plan      60,000,000                  15.53%        7.77      2,000,000                  15.53%      7.77
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
   Sub-Total       386,314,860                  100%         50%       12,877,162                  100%        50%
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
    Warrant        386,314,860                               50%       12,877,162                              50%
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------
Fully Diluted
    Shares         772,629,720                               100%      25,754,324                             100%
---------------- ---------------- ---------- ------------ ----------- ------------- ----------- ----------- ----------


                                                Series A Stockholders



                           Name                                              Series A Preferred Stock
------------------------------------------------------------ ---------------------------------------------------------
 The Philip S. Sassower 1996 Charitable Remainder Annuity                            166,666
                           Trust
------------------------------------------------------------ ---------------------------------------------------------
                     Goren Bros., L.P                                                166,666
------------------------------------------------------------ ---------------------------------------------------------
                      Bruce Galloway                                                 166,666
------------------------------------------------------------ ---------------------------------------------------------
                 Estate of John Rosenthal                                            166,666
------------------------------------------------------------ ---------------------------------------------------------
                   Europa International                                              166,666
------------------------------------------------------------ ---------------------------------------------------------
               NTS Financial Services, Ltd.                                           29,322
------------------------------------------------------------ ---------------------------------------------------------
                  McLaughlin & Stern, LLP                                             30,000
------------------------------------------------------------ ---------------------------------------------------------
                           Total                                                     892,652
------------------------------------------------------------ ---------------------------------------------------------

                                   Exhibit IV

                          Registration Rights Agreement


      This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 30, 2005, is by and between DATAMETRICS CORPORATION, a Delaware corporation (the "Corporation"), and SG DMTI Capital LLC, a New York limited liability company (the "Investor").

      WHEREAS, the Corporation has agreed, on the terms and subject to the conditions set forth in the Stock and Warrant Purchase Agreement, dated as of December 30, 2005 (the "Purchase Agreement"), to issue and sell to the Investor shares of Series B Preferred Stock and a warrant exercisable into shares of the Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

      WHEREAS, in order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and under applicable state securities laws.

      In consideration of the Investor entering into the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1.
                                   DEFINITIONS



      As used in this Agreement the following terms shall have the following meanings:

      "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "Common Stock" means, the common stock, $.01 par value per share, of the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Investor" means SG DMTI Capital LLC and each additional person who shall execute a counterpart signature page hereto, and includes any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

      "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

      "Primary Shares" means at any time the authorized but unissued shares of Common Stock held by the Corporation in its treasury.

      "Registrable Shares" means shares of Common Stock issuable upon exercise of the Warrant. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 within any consecutive three month period (including, without limitation, Rule 144(k)) without volume limitations, or
(iii) they shall have ceased to be outstanding.

      "Registration Date" means the date upon which the registration statement pursuant to which the Corporation shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

      "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

      "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                                   SECTION 2.
                              REQUIRED REGISTRATION



      On any date after three (3) months following the Registration Date, if holders representing not less than 50% of the Registrable Shares then outstanding shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Corporation to effect the registration under the Securities Act of Registrable Shares, the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Registrable Shares which the Corporation has been so requested to register; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

      2.1. the Corporation shall not be obligated to use its best efforts to file and cause to become effective (i) more than one registration statement initiated pursuant to this Section 2 in any six-month period, (ii) more than two registration statements initiated pursuant to this Section 2 on Form S-1 promulgated under the Securities Act or any successor from thereto, (iii) any registration on Form S-3 (or any comparable or successor form) until the Corporation has qualified for use thereof, at which time there shall be no limit on the number of registrations on Form S-3 that the holder may request or (iv) any registration statements during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the 90 days.

      2.2. the Corporation may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if at the time of such request (i) the Corporation is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 3 or (ii) the Corporation reasonably determines that such registration and offering would interfere with any material transaction involving the Corporation, as approved by the Board of Directors, provided, however, that the Corporation may only delay the filing or effectiveness of a registration statement pursuant to this Section 2(b) for a total of 120 days after the date of a request for registration pursuant to this
Section 2.

      2.3. with respect to any registration pursuant to this Section 2, the Corporation shall give notice of such registration to the holders of all Other Shares which are entitled to registration rights and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

      (a) first, the Registrable Shares requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

      (b) second, the Primary Shares; and

      (c) third, the Other Shares which are entitled to registration rights.

      2.4. At any time before the registration statement covering Registrable Shares become effective, the holders of a majority of such shares may request the Corporation to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall not have been caused by, or made in response to, the material adverse effect of an event on the business, properties, conditions, financial or otherwise, or operations of the Corporation, the holders shall have used their demand registration right under this Section 2 and the Corporation shall no longer be obligated to register Registrable Shares pursuant to the exercise of such registration right pursuant to this Section 2 unless the remaining holders shall pay to the Corporation the expenses incurred by the Corporation through the date of such request.

                                   SECTION 3.
                             PIGGYBACK REGISTRATION



      If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Investor of its intention to register such Primary Shares or Other Shares at least thirty (30) days before the initial filing of such registration statement and, upon the written request, delivered to the Corporation within twenty (20) days after delivery of any such notice by the Corporation, of the Investor to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that the Investors desires to sell such Registrable Shares in the public securities markets), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

      3.1. if the Corporation proposes to register Primary Shares, or Primary Shares and Other Shares:

      (a) First, the Primary Shares; and

      (b) Second, the Registrable Shares and Other Shares requested to be included in such registration (or, if necessary, such Registrable Shares and Other Shares pro rata among the holders thereof based upon the number of shares of Registrable Shares and Other Shares requested to be registered by each such holder); or

      3.2. if the Corporation proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares (other than pursuant to Section 3 hereof):

      (a) First, the Other Shares held by the parties demanding such registration; and

      (b) Second, the Registrable Shares and Other Shares (other than shares registered pursuant to Section 3(b)(1) hereof) requested to be registered by the holders hereof (or, if necessary, pro rata among the holders thereof based on the number of Registrable Shares and Other Shares requested to be registered by such holders).

                                   SECTION 4.
                             PREPARATION AND FILING



      If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall as expeditiously as practicable:

      4.1. use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

      4.2. furnish, at least ten (10) business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Investors (the "Investor's Counsel"), copies of all such documents proposed to be filed and permit Investor's Counsel to review the registration statement, the prospectus and any amendments or supplements thereto(it being understood that such ten-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investor's Counsel in advance of the proposed filing and within a reasonable period of time following the receipt of any comments by the staff of the Commission by he Corporation);

      4.3. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

      4.4. notify in writing the Investor's Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and
(iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

      4.5. use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Corporation or to modify any of its contractual relationships then existing;

      4.6. furnish to the Investor holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

      4.7. in the event of an underwritten public offering of the Registrable Shares, enter into (together with all holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Corporation, with the managing underwriter of such offering;

      4.8. without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

      4.9. notify the Investor holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investor, prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      4.10. subject to the execution of confidentiality agreements in form and substance satisfactory to the Corporation, make available upon reasonable notice and during normal business hours, for inspection by the Investor holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential and of which determination the Inspector is so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or an omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Investor agrees that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

      4.11. use its best efforts to obtain from its independent certified public accountants "cold comfort" letters addressed to the Corporation and any selling Stockholders in customary form and at customary times and covering matters of the type customarily covered by cold comfort benefits;

      4.12. use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the registration statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Investor of the issuance of such order and the resolution thereof;

      4.13. furnish to the Investor, on the date that the registration statement becomes effective, a letter, dated such date, of outside counsel representing the Corporation (and reasonably acceptable to the Investor) addressed to the Investor, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

      4.14. provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

      4.15. issue to any underwriter to which the Investor holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

      4.16. list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

      4.17. hold in confidence and not make any disclosure of information concerning the Investor provided to the Corporation if at the time such information is provided the Corporation is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement that includes the Investor's Registrable Shares, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Investor consents to the form and content of any such disclosure. The Corporation shall, upon learning that disclosure of any information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and cooperate with the Investor in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

      4.18. otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11 (a) of the Securities Act; and

      4.19. subject to all the other provisions of this Agreement, use its best efforts to take all other steps accessory to effect the registration of such Registrable Shares contemplated hereby.

      Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 5(i) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holders' receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5(i) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

                                   SECTION 5.
                                    EXPENSES



      All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 5) incurred by the Corporation in complying with Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants, and reasonable fees and expenses of the Investors' Counsel, shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

                                   SECTION 6.
                                 INDEMNIFICATION



      6.1. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of the Investor, any underwriter, broker or other person acting on behalf of holders of the Restricted Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

      6.2. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
6) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

      6.3. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnified party on account of this Section 6. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. 6.4. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

                                   SECTION 7.
                             EXCHANGE ACT COMPLIANCE


      From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation's securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to the Corporation) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Investor in supplying such information as may be necessary for the Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                                   SECTION 8.
                              NO CONFLICT OF RIGHTS



      The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby. In the event the Corporation grants to any person any registration rights that are superior in scope or substance to the registration rights granted to the holders of the Registrable Shares, such superior rights shall be simultaneously granted to such holders.

                                   SECTION 9.
                                   TERMINATION



      This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding; provided that Sections 5 and 6 shall survive any termination of this Agreement.

                                  SECTION 10.
                             SUCCESSORS AND ASSIGNS



      This Agreement shall bind and inure to the benefit of the Corporation and the Investor and, subject to Section 11, the respective successors and assigns of the Corporation and the Investor.

                                  SECTION 11.
                                   ASSIGNMENT



      The Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto

                                  SECTION 12.
                                ENTIRE AGREEMENT



      This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Investor and the Corporation with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                                  SECTION 13.
                                     NOTICES



      All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:


   If sent to the Investor, notices shall be sent to the following address:
   SG Phoenix Ventures LLC
   110 East 59th Street, Suite 1901
   New York, New York 10022
   Attention:  Andrea Goren
   Fax: (212) 202-7565

   With a copy to:

   Brown Raysman Millstein Felder & Steiner LLP
   900 Third Avenue
   New York, New York 10022
   Attn:  Joel H. Handel, Esq.
   Fax: (212) 895-2900
   If sent to the Corporation, notice shall be sent to the following address:

   Datametrics Corporation
   1717 Diplomacy Row
   Orlando, FL 32809
   Attention:  Daniel Bertram, President
   Fax: (407) 251-4588

   With a copy to:

   McLaughlin & Stern LLP
   260 Madison Avenue
   New York, New York 10016
   Attn: Steven Schuster, Esq.
   Fax: (212) 448-0066

      All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                                  SECTION 14.
                       MODIFICATIONS; AMENDMENTS; WAIVERS



      The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the holders of at least a majority of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, each holder and the Corporation. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

                                  SECTION 15.
                                  COUNTERPARTS



      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                  SECTION 16.
                                    HEADINGS



      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                                  SECTION 17.
                                  GOVERNING LAW



      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.



                                    DATAMETRICS CORPORATION

                                    By: _________________________
                                    Name:
                                    Title:


                                    SG DMTI Capital LLC

                                        By: SG Phoenix Ventures LLC
                                        its Managing Member

                                            By: _________________________
                                            Name: Philip S. Sassower
                                            Title: Member

                                            By: _________________________
                                            Name: Andrea Goren
                                            Title: Member

                                    Exhibit V

                        Opinion of Counsel to the Company

                       MCLAUGHLIN & STERN, LLP LETTERHEAD

                                                               December 30, 2005


SG DMTI Capital LLC
110 East 59th Street, Suite 1901
New York, New York 10022


            Re: Series B Preferred Stock and Warrant Purchase Agreement dated as of December 30, 2005 (the "Purchase Agreement") between Datametrics Corporation (the "Company") and SG DMTI Capital LLC (the "Purchaser")

Ladies and Gentlemen:

      This opinion is rendered to you in accordance with Section 7.8. of the Purchase Agreement. Capitalized terms used but not otherwise defined in this opinion shall have the meanings ascribed thereto in the Purchase Agreement.

      In our capacity as counsel for the Company in connection with the transactions contemplated by the Purchase Agreement, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of such corporate records of the Company, such certificates, permits and representations and warranties of governmental authorities, officers of the Company and others, and other documents as we have deemed necessary for the purpose of this opinion. Without limiting the foregoing, we have reviewed the Restated Certificate of Incorporation of the Company, the Company's minute books, the Purchase Agreement and the other Investment Documents.

      In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photo static copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We also have assumed, without verification, for purposes of this opinion, the due authorization, execution and delivery of each of the Investment Documents by any party thereto and that the Investment Documents constitute each of such parties' legal, valid and binding obligations enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies. As to any facts relevant to our opinion, which were not independently established, we have relied upon the representations of the Company contained in such documents (including, without limitation, the Purchase Agreement), certificates of officers of the Company and government officials and information given to us by officers of the Company. A matter stated in this opinion to be "to our knowledge" is so stated to reflect the fact that, while we are aware of no reason to believe that the statement of such matter is inaccurate based on information that we have as a result of representing the Company in this matter.

      On the basis of such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, provided, however, the Company is delinquent in the filing of its franchise taxes in the State of Delaware for the years 2003 and 2004 as set forth on Schedule II of the Purchase Agreement.

            (ii)  The  Company  is   qualified  to  do  business  as  a  foreign
      corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

            (iii) To the best of our knowledge, the Restated Certificate of Incorporation as filed with the Delaware Secretary of State on April 15, 1987, as amended, has been duly adopted by all necessary corporate action on the part of the Company, has been duly executed by a duly authorized officer of the Company and has been duly filed with the Delaware Secretary of State.

            (iv) The Company has all requisite corporate power and authority to own and lease its properties and assets and to carry on its business as presently conducted.

            (v) Subject to the qualifications hereafter set forth in this opinion, (i) the execution and delivery of the Investment Documents by the Company and the consummation by it of the Investments contemplated thereby have been duly authorized by all necessary corporate action on behalf of the Company and no further consent or authorization of the Company or its Board of Directors or stockholders is required for the performance by the Company of its obligations thereunder, (ii) the Company has all requisite corporate power and authority to enter into and perform its obligations under the Investment Documents and to issue (A) the Preferred Shares and the Warrants pursuant to the Purchase Agreement and (B) the Warrant Shares, and (iii) each Investment Document has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (vi) The Series B Preferred Stock of the Company has the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. When issued and paid for in accordance with the terms of the Purchase Agreement, the Preferred Shares and Warrants will be duly and validly issued, fully paid and non-assessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Certificate of Designations and Bylaws or, in any agreement to which the Company is a party of which we have knowledge, except as specifically provided in the Purchase Agreement; provided, however, that the -------- ------- Preferred Shares (and the Warrant Shares) are subject to restrictions on transfer under state and/or federal securities laws and as set forth in the Purchase Agreement and the Registration Rights Agreement. The Reserved Amount and Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Company's Restated Certificate of Incorporation and the Warrants as currently in effect, will be validly issued, fully paid and non-assessable.

            (vii) The execution, delivery and performance by the Company of the Investment Documents and the issuance, sale and delivery to the Purchasers of the Preferred Shares and Warrants in accordance with the terms of the Purchase Agreement will not violate, conflict with or result in any breach of (i) any term of the Restated Certificate of Incorporation or the Bylaws, (ii) any order of which we have knowledge addressed specifically to the Company, or any law, statute, rule or regulation applicable to the Company or its properties or assets or (iii) to out knowledge, any term or provision of any contract, lease, license or other agreement or instrument to which the Company is a party or by which it is bound.

            (viii) To our knowledge, there are no actions, suits, proceedings or investigations threatened in writing or pending against the Company before any court or governmental agency.

            (ix) In reliance upon the accuracy of the representations and warranties of the Purchaser made in the Purchase Agreement, the offer and sale of the Preferred Shares and Warrants in accordance with the terms of the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.

            (x) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Investment Documents, the offer, sale or issuance of the Preferred Shares or Warrants, or the issuance of the Warrant Shares, except (a) the filing of a Form D with the Securities Exchange Commission and applicable state securities authorities and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable state securities laws.

      The   foregoing   opinions  are  subject  to  the   following   additional
qualifications and exceptions:

      A. We express no opinion on the validity, binding effect or enforceability under any provisions of the Investment Documents (i) which waive any rights afforded to any party thereto under any statute or constitutional provision, (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy, or (iii) the breach of which a court concludes is not material or does not adversely affect the non-breaching party.

      B. We express no opinion on the enforceability of any provisions in the Investment Documents relating to consent to jurisdiction or choice of law.

      C. Insofar as the indemnity provisions of the Purchase Agreement may encompass indemnification with respect to violation of laws, enforcement thereof may be limited by public policies underlying such laws.

      We are licensed to practice law in the State of New York and do not hold ourselves out to be experts on, or generally familiar with or qualified to express a legal opinion on, the laws of any jurisdiction other than those of the States of New York and Delaware, and the federal laws of the United States. In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New York and Delaware. This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts and circumstances change.

      This opinion is provided by us as counsel to the Company to you for your exclusive use only and is not to be made available to or relied upon by any other persons or entities without our prior written consent.


                                             Very truly yours,

                                   Exhibit VI

                             Compliance Certificate


                             COMPLIANCE CERTIFICATE

                                       OF

                             DATAMETRICS CORPORATION


      The undersigned, being a duly authorized officer of DATAMETRICS CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies that:


1. The representations and warranties of the Corporation contained in Section 4 of the Series B Preferred Stock and Warrant Purchase Agreement, dated as of December 30, 2005, by and between the Corporation and SG DMTI LLC (the "Agreement"), are true and correct in all material respects as of the date hereof except that to the extent such representations and warranties are qualified by materiality, such representations and warranties are true and correct in all respects as of the date hereof.

2. The Corporation and its Subsidiaries have performed and complied with all of the agreements, obligations and covenants contained in the Agreement that are required to be performed or complied with by them on or before the date hereof.


            IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered as of this ____ day of _______, 200_.


                                               DATAMETRICS CORPORATION

                                               -------------------------------
                                               Name:
                                               Title:

                                   Exhibit VII

                         Form of Secured Promissory Note


   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED BY ANY PERSON, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

   --------------------------------------------------------------------------

                             DATAMETRICS CORPORATION

   --------------------------------------------------------------------------

                                                               December 30, 2005

                                                                        $500,000

                                               Secured Promissory Note


      Datametrics Corporation ("Borrower"), for value received, hereby promises to pay to the order of SG DMTI CAPITAL, LLC, a Delaware limited liability company ("Payee"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "Principal Amount"), together with interest on the unpaid Principal Amount from the date of this Note to December 31, 2006 (the "Maturity Date"), at a per annum rate equal to 10 percent (10%), in lawful money of the United States.

      SECTION 1. Payment Terms.

(a) Mandatory. The Principal Amount of this Note shall be payable at the Maturity Date or earlier upon the occurrence of an Event of Default hereunder. Any and all interest accrued and unpaid thereon shall be payable in four quarterly installments and for the first time on March 31, 2006 or earlier upon the occurrence of an Event of Default hereunder. Accrued and unpaid interest shall commence on the date hereof and be payable upon each quarterly installment and after the Maturity Date until paid in full (after as well as before judgment), on demand. All payments by Borrower hereunder shall be applied first to pay any interest that is due, but unpaid, and then to reduce the Principal Amount.

(b) Optional. This Note can be prepaid, in whole or in part, with the prior written consent of Payee.

(c) No Right to Set-Off or Counterclaim. Each payment by Borrower pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

(d) Waiver of Presentment/Payment of Legal Fees. Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the preparation, enforcement and collection of this Note.

      SECTION 2. Interest.

(a) Interest. The Principal Amount shall accrue interest at a rate equal to ten percent (10 %) per annum.

(b) Calculation and Payment. Interest on the Principal Amount shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed.

(c) Default Rate of Interest. At the election of Payee, after the occurrence of an Event of Default and for so long as it continues, the Principal Amount shall bear interest as set forth in Section 2.A above, plus 8% per annum.

(d) Excess Interest. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Principal Amount or otherwise, shall the amount paid or agreed to be paid to Payee hereunder exceed the maximum permissible under applicable law. If under or from any circumstances whatsoever, fulfillment of any provision hereunder at the time of performance of such provision shall be due, shall involve exceeding the limit permitted by applicable law, then the Principal Amount shall automatically be reduced to the limit permitted, and if under or from circumstances whatsoever Payee should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the Principal Amount and not to the payment of interest. In the event of a conflict, this provision shall control every other provision hereunder.

      SECTION 3. Representations of Borrower. Borrower hereby represents to Payee that:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted and as proposed to be conducted by it.

(b) Borrower has the corporate power and capacity to enter into this Note, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of each of this Note.

(c) The execution and delivery of this Note and the performance by Borrower of its obligations hereunder (i) does not and will not contravene, breach or result in any default under (A) the articles, memorandum of association, by-laws, constating documents or other organizational documents of Borrower, or (B) under any mortgage, lease, agreement or other legally binding instrument, license, permit or applicable law to which Borrower is a party or by which Borrower or any of its properties or assets may be bound, (ii) will not oblige Borrower to grant any encumbrance to any person other than to Payee, and (iii) will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of Borrower under any mortgage, lease, agreement or other legally binding instrument of or affecting Borrower.

      SECTION 4. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default"), the entire unpaid principal of this Note, together with all accrued interest hereon, shall become immediately due and payable, and Payee shall be entitled to pursue all remedies that Payee may have, at law or in equity, for the enforcement and collection hereof:

(a) The failure of Borrower to make (i) any payment of all interest due on this Note on each quarterly installment and (ii) full payment of all interest and principal due on this Note on the Maturity Date; or

(b) Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, consent to entry of an order for relief against it in an involuntary case, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of any receiver, trustee or similar official for it or a substantial part of its assets, or commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; there shall occur the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official of it or a substantial part of Borrower's assets; or there shall have been filed any such petition or application or any such proceeding shall have been commenced against Borrower, which remains undismissed for a period of sixty (60) days or more; Borrower by any act or omission shall indicate its respective consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of any trustee for it or any substantial part of any of its respective properties; or

(c) A court of competent jurisdiction shall enter an order or decree under any bankruptcy law that is for relief against Borrower in an involuntary case, appoints a receiver, trustee, assignee, liquidator or similar official of Borrower, or for any substantial part of Borrower's property, or orders the liquidation of Borrower; and the order or decree remains unstayed and in effect for thirty (30) days.

(d) The occurrence of a default in any covenant or agreement or breach of any representation or warranty under any present or future document, instrument or agreement between Borrower and Payee which, with respect to a default of a covenant or agreement, is not cured within the grace period applicable thereto, if any, or if no grace period is designated and such default is capable of cure, remains uncured for more than thirty (30) days following its occurrence.

(e) A court of competent jurisdiction shall enter into a judgment, order or decree against Borrower for an amount of $25,000 or more.

      SECTION 5. Acceleration. Upon the occurrence of an Event of Default, the unpaid Principal Amount and accrued interest thereon shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.

      SECTION 6. Amendments and Waivers.

(a) The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Payee.

(b) No failure or delay on the part of Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) To the extent that Borrower makes a payment or payments to Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      SECTION 7. Miscellaneous.

(a) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and Borrower hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

(b) Notices. Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given
      (i) on the day delivered or transmitted to the party to be notified in the case of notices delivered by hand or by facsimile, (in the event confirmation is received) (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

             If sent to Payee, notices shall be sent to the following address:
             SG Phoenix Ventures LLC
             110 East 59th Street, Suite 1901
             New York, New York 10022
             Attention:  Mr. Andrea Goren
             Fax: (212) 202-7565

             With a copy to:

             Brown Raysman Millstein Felder & Steiner LLP
             900 Third Avenue
             New York, New York 10022
             Attn:  Joel H. Handel, Esq.
             Fax: (212) 895-2900
             If sent to Borrower, notice shall be sent to the following address:

             Datametrics Corporation
             1717 Diplomacy Row
             Orlando, FL 32809
             Attention:  Daniel Bertram, President
             Fax: (407) 251-4588

             With a copy to:

             McLaughlin & Stern LLP
             260 Madison Avenue
             New York, New York 10016
             Attn: Steven Schuster, Esq.
             Fax: (212) 448-0066

(c) Waiver of Jury Trial. PAYEE AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PAYEE OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S PURCHASING THIS NOTE.

      SECTION 8. Security.

(a) Creation of Security Interest. In order to secure the payment of the principal and interest and all other obligations of the Borrower now or hereafter owed by the Borrower to the Payee (the "Secured Obligations"), the Borrower hereby grants to the Payee (or its designee) (the "Secured Party") a security interest in all of the personal property of the Borrower, including without limitation the personal property described below (the "Collateral"):

(1) all equipment in all of its forms, wherever located, now or hereafter existing, all parts thereof and all accessions thereto;

(2) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (A) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (B) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee); and (C) goods which are returned to or repossessed by the Borrower and all accessions thereto and products thereof and documents therefor;

(3) all accounts, accounts receivable, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles, tax refunds and other obligations of any kind owing to the Borrower, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, subleases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles, or obligations;

(4) all intellectual property of any kind or nature whatsoever, including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefore, mask works, net lists and trade secrets;

(5) all other general intangibles, whether now existing or hereafter arising and wherever arising, including, but not limited to, all (A) partnership, corporate, and other interests in and to any person or entity; (B) letters of authorization, permits, licenses, consents, contract rights, franchises, documents, certificates, records, customer lists, customer and supplier contracts, easements, variances, certifications and approvals of tribunals, bills of lading (negotiable and non-negotiable), warehouse receipts, any claim of the Borrower against any lender, liquidated or unliquidated, and other rights, privileges and goodwill obtained or used in connection with any property of the Borrower; (C) rights of the Borrower under any equipment leases; and (D) tax refunds and other refunds or rights to receive payment from U.S. federal, state or local governments or foreign governments or other tribunals;

(6) all bank accounts, deposit accounts, and margin accounts, maintained by the Borrower with financial institutions, brokers, dealers, and all other persons or entities relating to commodities and/or securities, including all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

(7) all investment property (as defined in Section 9-115 of the New York Uniform Commercial Code);

(8) to the extent it is possible to create a security interest or perfect a security interest in such Collateral by filing a UCC-1 financing statement centrally, or in the case of dual filing states, centrally and at the county level, as applicable, all of the Borrower's fixtures now existing or hereafter acquired, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts, and equipment now or hereafter added to or used in connection with the fixtures on or above all real property now owned or hereafter acquired by the Borrower;

(9) all records and documents relating to any and all of the foregoing, including, without limitation, records of account, whether in the form of writing, microfilm, microfiche, tape, or electronic media; and

(10) all substitutes and replacements for, accessions, attachments, and other additions to tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights, and shares or other proceeds of conversions or splits of any securities in Collateral, and returned or repossessed Collateral; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

(b) Sale or Removal of Collateral Prohibited. Except for the sale of inventory in the ordinary course of the Borrower's business, the Borrower shall not sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of the Payee, which consent shall not be unreasonably withheld.

(c) Uniform Commercial Code Security Agreement. This Section is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral that, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Borrower hereby grants the Payee a security interest in said items. The Borrower agrees that the Payee may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Borrower agrees to execute and deliver to the Payee, upon the Payee's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Note in such form as the Payee may reasonably require to perfect a security interest with respect to said items. The Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Payee may reasonably require. Without the prior written consent of the Payee, the Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, other than the Security Interests of Secured Party and existing secured creditors. Upon the occurrence of an Event of Default, the Secured Party shall have the remedies of a holder under the Uniform Commercial Code and, at Secured Party's option, may also invoke the other remedies provided in this Note as to such items. In exercising any of said remedies, the Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Note.

(d)   Rights of Secured Party.

(1) Upon an Event of Default, the Secured Party may require the Borrower to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party that is reasonably convenient to the parties. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Party shall give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

(2) Notwithstanding any provision of this Agreement, the Secured Party shall be under no obligation to offer to sell the Collateral. In the event the Secured Party offers to sell the Collateral, the Secured Party will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral.

(3) In the event the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Borrower's obligation, subject to the Borrower's rights under such procedures.

(4) In addition to the rights under this Agreement, in the Event of Default by the Borrower, the Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by the Secured Party shall not disqualify a person from serving as receiver.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer.


                                             DATAMETRICS CORPORATION


                                             By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                  Exhibit VIII

                                     Budget

                                  See attached.